                                                                    Exhibit 4.4



                               DANKA CORPORATION

                           401(k) PROFIT SHARING PLAN


                            as amended and restated
                        effective as of January 1, 1997

                        --------------------------------

                               TABLE OF CONTENTS

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                                                                                                                            PAGE
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

DEFINITIONS....................................................................................................................2

ARTICLE II

ELIGIBILITY AND ENROLLMENT.....................................................................................................8
            2.1         Eligible Employees.....................................................................................8
            2.2         Time of Participation..................................................................................8
            2.3         Application for Participation..........................................................................8
            2.4         Re-employed Participant................................................................................8
            2.5         Change in Employment Status............................................................................9
            2.6         Cessation of Participation.............................................................................9
            2.7         Treatment of Leased Employees..........................................................................9
            2.8         Omission of Eligible Employee..........................................................................9
            2.9         Credit for Service With Prior Employers................................................................9

ARTICLE III

CONTRIBUTIONS.................................................................................................................10
            3.1         Company Profit Sharing Contributions..................................................................10
            3.2         Matching Contributions................................................................................10
            3.3         Wage or Salary Deferral Contributions.................................................................10
            3.4         Rollover Contributions................................................................................11
            3.5         No Voluntary Employee Contributions...................................................................12
            3.6         Allocation of Contributions...........................................................................12
            3.7         Time and Method of Funding............................................................................12
            3.8         Trust Fund............................................................................................13
            3.9         Section 415 Limits on Account Contributions...........................................................13
            3.10        Excess Contributions..................................................................................13
            3.11        Limitation of Benefits Under All Plans................................................................14

ARTICLE IV

POWERS AND DUTIES OF THE TRUSTEE..............................................................................................16

ARTICLE V

PLAN INVESTMENTS..............................................................................................................17
            5.1         Investment of Funds...................................................................................17
            5.2         Investment Funds......................................................................................17
            5.3         Change of Investment Elections........................................................................18
            5.4         Investment in Qualified Employee Securities...........................................................19
            5.5         Loans.................................................................................................19

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

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

ARTICLE VI

RETIREMENT BENEFITS...........................................................................................................21
            6.1         Normal or Early Retirement............................................................................21
            6.2         Late Retirement.......................................................................................21
            6.3         Benefits on Permanent Disability......................................................................21
            6.4         Vesting on Other Termination of Employment............................................................21
            6.5         Forms of Benefit Payments.............................................................................22
            6.6         Required Beginning Date...............................................................................24
            6.7         Waiver of Joint and Survivor Annuity..................................................................24
            6.8         Installment Payments..................................................................................25
            6.9         Direct Rollovers......................................................................................25
            6.10        Latest Date for Commencement of Benefits..............................................................25
            6.11        Earliest Date Payment May Commence....................................................................26
            6.12        Notice with Respect to Joint and Survivor Annuity Option..............................................26
            6.13        In-Service Withdrawals. ..............................................................................27

ARTICLE VII

DEATH BENEFITS................................................................................................................29
            7.1         Designation of Beneficiary............................................................................29
            7.2         Payments to Beneficiaries.............................................................................29
            7.3         Required Minimum Distributions........................................................................29
            7.4         Spousal Annuities.....................................................................................30
            7.5         Distribution to Minors................................................................................30

ARTICLE VIII

ADMINISTRATION................................................................................................................31
            8.1         Designation...........................................................................................31
            8.2         Notice to Trustee.....................................................................................31
            8.3         Powers and Duties.....................................................................................31
            8.4         Finality of Action....................................................................................31
            8.5         Nondiscriminatory Action..............................................................................32
            8.6         Information Furnished to Plan Administrator...........................................................32
            8.7         Information to be Furnished to Trustee................................................................32
            8.8         Examination of Records................................................................................32
            8.9         Bonding...............................................................................................32
            8.10        Prohibited Transactions...............................................................................32
            8.11        Procedures for Domestic Relations Order...............................................................32

ARTICLE IX

AMENDMENT AND TERMINATION.....................................................................................................34
            9.1         Amendment.............................................................................................34
            9.2         Termination...........................................................................................34
            9.3         Rights of Participants................................................................................34

ARTICLE X

MISCELLANEOUS PROVISIONS......................................................................................................35
            10.1        Governing Law.........................................................................................35
            10.2        No Specific Interest..................................................................................35
            10.3        Action by Board of Directors..........................................................................35

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

            10.4        Merger or Transfer of Assets..........................................................................35
            10.5        Claims Procedure......................................................................................35
            10.6        Appeals Procedure.....................................................................................35
            10.7        Participant's Rights..................................................................................35
            10.8        Short Plan Year.......................................................................................36
            10.9        Failure to Qualify....................................................................................36
            10.10       Inalienability of Benefits............................................................................36
            10.11       Continuation of Plan by Successor Employer............................................................36
            10.12       USERRA Requirements for Reemployed Veterans...........................................................36

ARTICLE XI

PARTICIPATING EMPLOYERS.......................................................................................................37
            11.1        Adoption by Other Employers...........................................................................37
            11.2        Requirements of Participating Employers...............................................................37
            11.3        Designation of Agent..................................................................................37
            11.4        Employee Transfers....................................................................................37
            11.5        Participating Employer's Contribution.................................................................37
            11.6        Discontinuance of Participation.......................................................................37
            11.7        Plan Administrator's Authority........................................................................37

ARTICLE XII

TOP HEAVY PROVISIONS..........................................................................................................38
            12.1        Determination of Top Heavy Status.....................................................................38
            12.2        Consequences of Top Heavy Status......................................................................38
            12.3        Definitions...........................................................................................38
            12.4        Miscellaneous.........................................................................................40
            12.5        Super Top Heavy.......................................................................................40
            12.6        Consequences of Super Top Heavy Status................................................................40

ARTICLE XIII

SPECIAL LIMITATIONS APPLICABLE................................................................................................41
            13.1        Definitions...........................................................................................41
            13.2        Actual Deferral Percentage Limitation.................................................................42
            13.3        Corrective Distributions..............................................................................43
            13.4        Discrimination Test with Respect to Matching Contributions............................................43
            13.5        Multiple Use of Alternate Limits......................................................................44
            13.6        Correction of Excess Deferrals........................................................................44

APPENDIX A

LIST OF PREDECESSOR EMPLOYERS.................................................................................................46

APPENDIX B

GRANDFATHERED OPTIONAL FORMS OF BENEFIT.......................................................................................47

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                                     -iii-

                               DANKA CORPORATION
                           401(k) PROFIT SHARING PLAN


         The Danka Corporation 401(k) Profit Sharing Plan was adopted by Danka Industries, Inc., effective January 1, 1984.

         The Plan is amended in this restated 401(k) Profit Sharing Plan document in order to incorporate certain provisions required by the Internal Revenue Code, as amended by the Small Business Job Protection Act of 1986 and by other subsequent federal tax legislation, and, effective as of January 1, 1997, to incorporate the various plan changes made in connection with the acquisition of the Danka Office Imaging Division from Eastman Kodak Company.

         The primary purposes of this Plan are to enable eligible employees to participate in the profits of the Company and to enable eligible employees of the Company to defer receipt of a portion of their wages or salary as more fully set forth in the Plan.

                                   ARTICLE I

                                  DEFINITIONS

         The words which follow shall have the following meanings unless the context clearly indicates otherwise.

         1.1 "ACCOUNTS" means the accounts created to record a Participant's interest in the Plan, including a Company Contributions Account, a separate Matching Contributions Account, a Deferral Account, and if applicable, a Rollover Account.

         1.2 "AFFILIATED EMPLOYER" means any corporation, partnership or other entity which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code), a group of entities under common control (within the meaning of Section 414(c) of the Code) or an affiliated service group (within the meaning of Section 414(m) of the Code), which includes the Company, or any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

         1.3 "ANNUAL COMPENSATION" means the wages and other compensation reported for an Employee pursuant to Code Section 3401 for services rendered to the Company during the Plan Year while a Participant, and, for periods after June 30, 1997, reduced by reimbursements or other expense allowances, moving expenses, taxable fringe benefits and similar items (even if includable in gross income). For purposes of Sections 3.2, 3.3, 3.6 and Article XIII, Annual Compensation shall include Elective Contributions deferred by the Participant pursuant to a wage or salary reduction agreement with the Company pursuant to
Section 3.3 or amounts withheld from the Participant's pay pursuant to the Company's section 125 cafeteria plan.

         The Annual Compensation of any Participant which may be taken into account under the Plan for any Plan Year shall not exceed $160,000, or such other limit as may be applicable to such Plan Year pursuant to the annual adjustments announced by the Internal Revenue Service in accordance with Code Sections 401(a)(17) and 415(d).

         1.4 "ANNUITY STARTING DATE" means (a) the first day of the first period for which any benefits are payable to a Participant as an annuity, or
(b) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to receive such benefit.

         1.5 "BENEFICIARY" means the person or entity a Participant or Former Participant has designated to receive any benefits derived from his or her Accounts which may be payable after his or her death, pursuant to Section 7.1.

         1.6 "BOARD OF DIRECTORS" means the current Board of Directors of the Company.

         1.7  "CODE" means the Internal Revenue Code of 1986, as amended.

         1.8 "COMPANY" means Danka Corporation or any other U.S. subsidiary of Danka Business Systems, PLC, which shall adopt the Plan.

         1.9 "CONTINUOUS EMPLOYMENT." For purposes of the eligibility requirements of Section 2.2, an Employee will be credited with "Continuous Employment" for the aggregate of all time periods beginning with the Employee's Employment Commencement Date and ending on the date the Employee incurs a Break in Service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. For purposes of this Section 1.9 only, a "Break in Service" is a period of severance of at least 12 consecutive months, and a "period of severance" is a continuous period of time during which the Employee is not employed by the Company or any Affiliated Employer, beginning on the date the Employee quits, retires or is discharged, or, if earlier, the 12-month anniversary of the date on which the Employee was first absent from service.

         1.10 "DOMESTIC RELATIONS ORDER" means any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant or Former Participant, and which is made pursuant to a state domestic relations law (including a community property law).

         1.11 "EARLY RETIREMENT" means the termination of employment on or after the date a Participant has attained age 55 and completed at least 10 years of vesting service.

         1.12 "ELECTIVE CONTRIBUTIONS" means the amounts an Employee elects to have contributed to this Plan on his or her behalf pursuant to a salary or wage reduction agreement made under Section 3.3 of the Plan.

         1.13 "ELECTIVE DEFERRALS" means, with respect to any taxable year of a Participant, the sum of (i) the Elective Contributions the Participant has made to this Plan during such year, (ii) all other contributions made by or on behalf of such Participant for such year by any employer pursuant to a salary or wage deferral election under any qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) under any plan of any employer, (iii) any employer contributions to a simplified employee pension arrangement described in Code Section 408(k)(6), and (iv) any amounts used to purchase a tax-sheltered annuity contract under Code Section 403(b), made by any employer on the Participant's behalf for such year pursuant to a salary or wage reduction agreement.

         1.14 "ELIGIBILITY COMPUTATION PERIOD". For purposes of Section 2.2, an Employee's initial Eligibility Computation Period shall be the 12-month period commencing with the Employee's Employment Commencement Date. Thereafter, the Eligibility Computation Period shall be the Plan Year, commencing with the Plan Year which includes the first anniversary of the Employment Commencement Date. "Eligible Employee" means any Employee who is not a member of a classification of Employees excluded from participation under Section 2.1.

         1.15 "EMPLOYEE" means an individual employed by the Company or another Participating Employer but shall not include (i) any employee of the Company who is a member of a bargaining unit unless the relevant collective bargaining agreement provides for members to participate in this Plan, (ii) any Leased Employee, or (iii) any individual employed by an Affiliated Employer which is not another Participating Employer.

         1.16 "EMPLOYMENT COMMENCEMENT DATE" means the date an Employee first performs an Hour of Service for the Company, for another Participating Employer or for any Affiliated Employer.

         1.17 "ENROLLMENT DATE" means the January 1 or July 1 following the date on which an Employee has satisfied the eligibility requirements set forth in Sections 2.1 and 2.2 of this Plan. For periods after December 1, 1997, the Plan shall instead apply quarterly enrollment dates on each January 1, April 1, July 1, and October 1.

         1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.19 "FORMER PARTICIPANT" means a person whose participation in the Plan has ceased pursuant to Section 2.6, but who has a balance credited to his or her Accounts.

         1.20 "HIGHLY COMPENSATED EMPLOYEE" shall mean any Employee who was (i) a "5 percent owner" of the Company at any time during the Plan Year for which the determination is being made (the "Determination Year") or the 12-month period immediately preceding such Determination Year (the "Look-back Year"), or
(ii) received

Section 415 Compensation [as defined in Code Section 415(c)(3) and Section 3.9 below] in excess of $80,000 from the Company during the Look-back Year. For this purpose, the Company and all Affiliated Employers [as defined in Section
1.2 above] shall be treated as a single employer.

         1.21 "HOUR OF SERVICE" means:

              (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed;

              (b) Each hour for which an Employee is paid, or entitled to payment, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. However, no more than 501 Hours of Service shall be credited under this subparagraph (b) to an Employee for any single continuous period (whether or not such period occurs in a single computation period). An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made by or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment or disability insurance laws. Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred. For purposes of this subparagraph (b), a payment shall be deemed to be made or due regardless of whether such payment is made or due directly, or indirectly through, among others, a trust fund or insurer to which contributions are made or premiums are paid, regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate;

              (c) Each hour for which back pay, irrespective of mitigation of damages, is either agreed to or awarded. No more than 501 Hours of Service shall be credited for payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time during which an Employee did not or would not have performed duties; and

              (d) Each hour for which an Employee is absent from work due to
(1) such Employee's pregnancy, (2) the birth of such Employee's child, (3) the placement of a child with such Employee in connection with the adoption of such child by the Employee, or (4) caring for such child for a period beginning immediately after such birth or placement. Hours of Service pursuant to this subparagraph (d) shall be credited only to the extent they would have been credited but for such absence, or if such number of Hours of Service cannot be determined, at the rate of eight Hours of Service per day of absence. In no event, however, shall the number of Hours of Service credited pursuant to this subparagraph (d) exceed the minimum number of Hours of Service needed to prevent the occurrence of a One Year Break in Service in the Plan Year such absence begins. However, if in the Plan Year such absence begins, the Employee has earned a sufficient number of Hours of Service to prevent the occurrence of a One Year Break in Service without regard to this subparagraph (d), the Employee shall be credited with the minimum number of Hours of Service needed to prevent the occurrence of a One Year Break in Service during the Plan Year which immediately follows the Plan Year in which the absence begins. Notwithstanding the foregoing, no Hours of Service shall be credited under this subparagraph (d) unless the Employee furnishes the Plan Administrator with such information as the Administrator may require to establish (i) that the Employee's absence from work is due to the reasons described herein and (ii) the number of days for which there was such an absence. Hours of Service under this subparagraph (d) shall be credited solely for purposes of preventing the occurrence of a One Year Break in Service. However, the provisions of this subparagraph (d) shall apply only if (1) the Employee was in the active service of the Company or of an Affiliated Employer immediately prior to such absence and (2) such absence begins in a Plan Year beginning after December 31, 1984.

                                     * * *

         Department of Labor Regulation Section 2530.200b-2(b) and Section 2530.200b-2(c) are hereby incorporated by reference.

         If the Company maintains a plan of a predecessor, Hours of Service with the predecessor shall be treated as Hours of Service with the Company. Hours worked at overtime, premium pay hours or shift differentials shall be considered straight-time hours.

         The same Hours of Service shall not be credited under more than one subsection of this Section 1.21.

         1.22 "JOINT AND SURVIVOR ANNUITY" means an immediate annuity issued by an insurance company licensed to do business in the State of Florida, which contract provides (1) monthly payments to the Former Participant for life, and
(2) upon the Former Participant's death, monthly payments for life to the spouse to whom the Former Participant was married at the Former Participant's Annuity Starting Date commenced in an amount equal to one half of the amount being paid to the former Participant (provided such spouse survives the Former Participant). The Joint and Survivor Annuity will be the amount of the benefit which can be purchased with the account balance of the Participant or Former Participant.

         1.23 "LEASED EMPLOYEE" means any individual (other than a common law employee of the Company) who (i) performs services for the Company pursuant to an agreement between the Company and any other person which is a leasing organization within the meaning of Treasury Regulation Section 1.414(n)-1 or any similar regulation, (ii) who has performed such services for the Company on a substantially full-time basis for a period of at least one year, and (iii) who performs such services under primary direction or control by the Company. For this purpose, an individual will be considered to have performed services for the Company on a substantially full-time basis during any twelve consecutive month period if he has completed a number of Hours of Service for the Company at least equal to the lesser of (a) 1,500 Hours of Service or (b) 75 percent of the median number of Hours of Service completed by Employees (other than Leased Employees) of the Company in equivalent positions during such twelve-month period. An individual will not be entitled to treatment as a Leased Employee unless he or she provides the Plan Administrator with satisfactory evidence that he or she has satisfied the conditions in this
Section 1.23.

         1.24 "LIMITATION YEAR" means the Plan Year.

         1.25 "NON-HIGHLY COMPENSATED EMPLOYEE" means any Employee who is not a Highly Compensated Employee.

         1.26 "NORMAL RETIREMENT AGE" means age 65.

         1.27 "NORMAL RETIREMENT DATE" means the first day of the month following the date on which a Participant attains age 65.

         1.28 "ONE YEAR BREAK IN SERVICE" means any Vesting Computation Period during which the Participant has failed to complete more than 500 Hours of Service with the Company, another Participating Employer, an Affiliated Employer or with a combination of each. However, a One Year Break in Service shall not occur because of a Temporary Absence.

         1.29 "PARTICIPANT" means an Employee who has satisfied the eligibility provisions of Sections 2.1 and 2.2, who has enrolled in the Plan, and who has not terminated participation pursuant to Section 2.6.

         1.30 "PERMANENT DISABILITY" means any medically determinable physical or mental impairment which, in the opinion of the Plan Administrator (based on medical reports and other evidence acceptable to the Plan Administrator), will result in the Participant's inability to engage in any substantial gainful activity, and can be expected to last for the remainder of the Participant's life or for a continuous period of at least twelve (12) months.

         1.31 "PLAN" means this Danka Corporation 401(k) Profit Sharing Plan established by the Company, as set forth herein and as amended from time to time.

         1.32 "PLAN ADMINISTRATOR" means the person or Committee of appointed by the Company to handle the administrative responsibilities of the Plan.

         1.33 "PLAN YEAR" means the 12-month period ending December 31st, any other 12-month period established by the Company and any period of less than 12 months which results from a change in the Plan Year by the Company.

         1.34 "QUALIFIED DOMESTIC RELATIONS ORDER" means a Domestic Relations Order entered after December 31, 1984, which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant or Former Participant, which clearly specifies (i) the name and the last known mailing address (if any) of the Participant or Former Participant and the name and mailing address of each alternate payee covered by the order, (ii) the amount or percentage of the Participant's or Former Participant's benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or period to which such order applies, and (iv) each plan to which such order applies. In addition, a Domestic Relations Order will be a Qualified Domestic Relations Order only if such Domestic Relations Order (i) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, (ii) does not require the Plan to provide increased benefits, and (iii) does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another Domestic Relations Order previously determined to be a Qualified Domestic Relations Order. A Domestic Relations Order otherwise satisfying the provisions hereof shall be a Qualified Domestic Relations Order even though such order requires payment of benefits to be made to an alternate payee no earlier than the date the Participant or Former Participant attains (or would have attained) the date which is the Participant's earliest retirement age, as if the Participant or Former Participant had retired on the date on which such payment is to begin under such order, and in any form in which such benefits may be paid under the Plan to the Participant or Former Participant. The prior sentence shall apply notwithstanding any provisions in the Plan requiring a termination of employment prior to eligibility for the payment of benefits.

         As used in this Section, an "alternate payee" means any spouse, former spouse, child or other dependent of a Participant or Former Participant who was recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant or Former Participant.

         1.35 "QUALIFIED MILITARY SERVICE" means any service in the United States uniformed services (as defined in Chapter 43 of Title 38, United States
Code) by any Employee if such Employee is entitled to reemployment rights under such chapter of the United States Code with respect to such service.

         1.36 "TEMPORARY ABSENCE" means absence because of temporary illness, disability or leave granted by the Company, another Participating Employer, or an Affiliated Employer in accordance with its nondiscriminatory leave policy, provided the Employee returns to work with the Company or with an Affiliated Employer prior to the expiration of the absence. If the Employee does not return to work with the Company or with an Affiliated Employer prior to such time, no Temporary Absence will be deemed to have occurred.

         An Employee who leaves the active service of the Company or an Affiliated Employer to enter the Armed Forces of the United States of America shall be deemed to be on Temporary Absence during the period reemployment rights are guaranteed by law, provided such Employee returns to the service of the Company or an Affiliated Employer within such time. If such Employee does not return to the employment of the Company or an Affiliated Employer prior to the expiration of said reemployment rights, employment shall be deemed to have terminated upon entry into the Armed Forces.

         1.37 "TRUST FUND" means the fund established herein to hold and invest assets of the Plan.

         1.38 "TRUSTEE" means the person or entity designated to hold and invest the Trust Fund. The Trustee of the Plan shall be Merrill Lynch Trust Company, and any successors thereto which may be appointed by the Board of Directors.

         1.39 "VALUATION DATE" means such date or dates on which the Plan Administrator may deem it to be advisable to have the fair market value of the Trust Fund determined. Unless the Plan Administrator determines otherwise, daily Valuation Dates (on each business day on which trading occurs in the U.S. stock markets) shall be used in the administration of this Plan.

         1.40 "VESTING COMPUTATION PERIOD" means the Plan Year.

         1.41 "YEAR OF ELIGIBILITY SERVICE" means an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service.

         1.42 "YEAR OF VESTING SERVICE" means a Vesting Computation Period during which the Employee completes at least 1,000 Hours of Service with the Company, any other Participating Employer, with any Affiliated Employer or with a combination of each. Service completed by an Employee prior to incurring a One Year Break in Service shall be taken into account only if the Employee has completed at least one Year of Vesting Service subsequent the One Year Break in Service. Service before incurring a period of five or more consecutive One Year Breaks in Service shall be disregarded when determining Years of Vesting Service unless (and only as long as) (i) a Former Participant has a vested balance in his or her Company Contributions and/or Matching Contributions Accounts and (ii) the number of consecutive One Year Breaks in Service within such period does not exceed the number of Years of Vesting Service completed before such period.

                                     * * *

         Unless a different construction and interpretation is clearly required by the context:

              (a) The masculine pronoun, wherever used, includes the feminine pronoun.

              (b) The singular includes the plural and vice versa.

              (c) The word "or" is employed both in the disjunctive and conjunctive sense.

              (d) The words "hereby," "herein," "hereof," "hereto" and "hereunder" and any compounds thereof shall be construed as referring to this Plan generally and not merely to the particular article, paragraph or subdivision in which they occur.

                                   ARTICLE II

                           ELIGIBILITY AND ENROLLMENT


         2.1 ELIGIBLE EMPLOYEES. Each Employee of the Company (or any Participating Employer) shall be eligible to participate in this Plan once he or she has satisfied the applicable age and service requirements set forth in
Section 2.2, unless the Employee is a member of one or more of the following classifications of excluded employees:

              (a) Employees included in a unit of employees covered by a collective bargaining agreement between the relevant employer and one or more collective bargaining representatives, unless such collective bargaining agreement calls for members of such bargaining unit to participate in this Plan;

              (b) Nonresident aliens.

              (c) Foreign nationals working in the United States on temporary assignments.

              (d) Employees classified by the Company as "contract employees" or "temporary employees" who are employed only for specific projects.

         2.2  TIME OF PARTICIPATION.

              (a) For periods prior to January 1, 1998, each Eligible Employee of the Company shall become a Participant in this Plan on the first Enrollment Date coinciding with or next following the first date on which he or she has both attained age 21 and completed a Year of Eligibility Service.

              (b) Effective for periods beginning on and after January 1, 1998, each Eligible Employee of the Company shall become a Participant in the portion of this Plan permitting Elective Contributions on the first quarterly Enrollment Date coinciding with or next following the date on which he or she has completed at least three (3) months of Continuous Employment. No Participant shall be eligible to participate in the portion of the Plan providing for Matching Contributions during any period prior to the first Enrollment Date following his or her completion of a Year of Eligibility Service during an Eligibility Computation Period.

              (c) Any Employee who has not completed a Year of Eligibility Service on the Enrollment Date following the end of his or her initial Eligibility Computation Period shall become a Participant (or after January 1, 1998, a Participant with respect to Matching Contributions) as of the first Enrollment Date after all of the foregoing eligibility requirements are satisfied.

         2.3 APPLICATION FOR PARTICIPATION. In order to become a Participant hereunder, each Eligible Employee shall file an application with the Company for participation in the Plan on such application form as may be prescribed by the Plan Administrator.

         2.4 RE-EMPLOYED PARTICIPANT. An Employee who has satisfied the participation requirements of Section 2.2, who terminates employment with the Company and who is later reemployed by the Company shall participate again on the first quarterly Enrollment Date following such reemployment unless such person's prior Years of Vesting Service are disregarded pursuant to Section 1.42, in which case the Employee shall be treated as newly-hired.

         2.5 CHANGE IN EMPLOYMENT STATUS. A Participant who becomes a member of a collective bargaining unit shall cease participation at such time, unless the collective bargaining agreement specifically permits continued participation. However, such person will continue to earn Years of Service during such time and shall resume participation in the Plan immediately upon return to an eligible class of Employees. If an Employee who is a member of a collective bargaining unit subsequently becomes a member of the eligible class of Employees, such person shall participate on the next quarterly Enrollment Date if the person has satisfied the age and service requirements of Section 2.2. Otherwise, the general eligibility provisions of Section 2.2 shall apply.

         2.6 CESSATION OF PARTICIPATION. Participation shall cease when a Participant quits, dies, becomes disabled, retires, transfers to another Participating Employer or to an Affiliated Employer, becomes a member of a collective bargaining unit (subject to Section 2.5), is terminated (on the Company's payroll records) or incurs a One Year Break in Service. However, a person whose participation ceases may become a Former Participant.

         2.7 TREATMENT OF LEASED EMPLOYEES. A Leased Employee shall not be eligible to participate in this Plan until such time as the Leased Employee has
(a) become an Employee of the Company and (b) satisfied any applicable service and age requirements set forth in Section 2.2. Any other individual classified by the Company as an independent contractor shall not be eligible to participate in this Plan even if he or she is held to be a common law employee of the Company for payroll tax purposes or any similar context.

         2.8 OMISSION OF ELIGIBLE EMPLOYEE. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Company for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Company would have contributed with respect to him had he not been omitted.

         2.9 CREDIT FOR SERVICE WITH PRIOR EMPLOYERS. Each time employees of another employer become Employees of the Company as the result of the Company's acquisition of an existing business from such other employers, whether as a merger with an Affiliated Employer, a purchase of the stock of the business, a purchase of the operating assets of the business, or the purchase of a division or other business unit from another employer, the Plan Administrator may, with the consent of the Company, designate the prior employer as a "Predecessor Employer" for purposes of this Plan. All such Predecessor Employers shall be listed in Appendix A to this Plan, as amended from time to time.

              Any Employee who was employed by a Predecessor Employer listed in Appendix A immediately prior to the time he or she became an Employee of the Company shall be credited, for purposes of the eligibility requirements in
Section 2.2, and for purposes of the vesting provisions of Section 6.4., with past service credit for all service completed with the Predecessor Employer prior to the effective date of the acquisition.

                                  ARTICLE III

                                 CONTRIBUTIONS


         3.1 COMPANY PROFIT SHARING CONTRIBUTIONS. Each Plan Year, the Company may contribute to the Trust Fund such amounts as may be approved by the Board of Directors of the Company out of the Company's current or accumulated profits.

         3.2 MATCHING CONTRIBUTIONS. The Company shall also make Matching Contributions to the Trust Fund on behalf of those Participants who have made Elective Contributions to the Plan for the Plan Year. The amount the Company will contribute as a Matching Contribution on behalf of each Participant (expressed as percentage of each of the Participant's Elective Contributions for a Plan Year) and the maximum amount (expressed as a percentage of pay) which will be contributed as a Matching Contribution for such Participant, for each Plan Year shall be determined by the Board of Directors. Unless the Board of Directors determines otherwise, the Matching Contributions made on behalf of each Participant for a Plan Year shall be equal to the following amounts:

              (a) For Plan Years beginning before January 1, 1997, 50 percent of the Participant's Elective Contributions to the Plan, up to a maximum Matching Contribution of 3 percent of the Participant's Annual Compensation for the Plan Year;

              (b) For Plan Years beginning on or after January 1, 1997, 100 percent of the Elective Contributions made by the Participant for the Plan Year, up to the first 3 percent of the Participant's Annual Compensation for the Plan Year, plus an additional 50 percent of any Elective Contributions in excess of 3 percent of the Participant's Annual Compensation, up to a maximum total Matching Contribution of 4.5 percent of Annual Compensation.

Unless the Company determines otherwise, these Matching Contributions will be made to the Trust Fund on a monthly basis, at or after the end of each calendar month of the applicable Plan Year.

         3.3  WAGE OR SALARY DEFERRAL CONTRIBUTIONS.

              (a) Each Participant may elect to enter into a wage or salary deferral agreement with the Company. Such agreement shall apply to all future payroll periods during the year. The agreement shall specify what percentage (not less than 2 percent and not in excess of 15 percent) of the Participant's future Annual Compensation shall be deferred as Elective Contributions to the Plan. However, such deferrals shall be made in integral amounts of 1 percent of the Participant's Annual Compensation for the relevant pay periods. A Participant's Elective Contributions for any Plan Year shall be subject to the limitations set forth in Section 3.3(f) and Section 13.2. Except as otherwise provided in this Section 3.3, the Company shall contribute to the Trust Fund on behalf of the Participant Elective Contributions equal to the full amount of the wage or salary deferral authorized by the Participant. The amounts a Participant has elected to have contributed to the Plan in his or her deferral agreement shall be deducted from the Participant's Annual Compensation by means of regular payroll deductions each pay period, and the amounts deducted each pay period shall be paid to the Trustee as Elective Contributions promptly pursuant to procedures established by the Plan Administrator, but in no event later than fifteen (15) business days after the last day of the calendar month which includes the end of the applicable pay period.

              (b) The amount of the wage or salary deferral may be changed by the Participant on a prospective basis by notifying the Plan Administrator (or the Trustee's Voice Response System) of such change, in such manner as may be prescribed in any procedures for Participant elections adopted by the Company and Plan Administrator. Subject to such procedures, a Participant's change shall become effective as of the next Enrollment Date, or, effective on and after January 1, 1998, the next payroll period beginning after such notification. The wage or salary deferral agreement may be terminated by the Participant at any time by notifying the Plan Administrator in writing.

              The wage or salary deferral agreement shall immediately terminate if the Participant leaves the employment of the Company.

              (c) It is intended that Elective Contributions made pursuant to this Section 3.3 shall not constitute income to the Participant under the Code and shall be treated as if made by the Company.

              (d) To the extent necessary to comply with the nondiscrimination requirements of Section 401(k) of the Code, as set forth in Section 13.2 below, the Company may prospectively amend or revoke a wage or salary deferral agreement with any Participant at any time. If the Plan Administrator determines during the course of a Plan Year that such amendments are necessary, the Plan Administrator shall reduce the Elective Contributions to be made as salary or wage deferrals by those Highly Compensated Employees whose deferrals have caused such discriminatory condition, in the amounts necessary to bring the wage or salary deferral percentage for Highly Compensated Employees (as a group) for the Plan Year within the limits set forth in Section 13.2. The Company shall notify each such Participant of any amendment or revocation of the wage or salary deferral agreement.

              If the foregoing deferral reductions do not bring the percentage of wages or salary deferred for the Highly Compensated Employees (as a group) into compliance with the limits set forth in Section 13.2, the Company and the Plan Administrator shall take the corrective actions provided for in Section
13.3 below.

              (e) All Elective Contributions contributed to the Trust Fund on behalf of a Participant pursuant to this Section 3.3, and the earnings credited to the Participant's Deferral Account with respect to those amounts shall be, at all times, nonforfeitable.

              (f) Notwithstanding the foregoing, the amount of the wage or salary deferrals which a Participant may direct the Company to make to this Plan as Elective Contributions during any calendar year shall not, when aggregated with all other Elective Deferrals made by or on behalf of the Participant during such calendar year under any plan of any employer, exceed $9,500 or such greater annual limit under Code Section 402(g) as may result from adjustments to this limit made from time to time by the Secretary of the Treasury pursuant to Sections 402(g)(5) and 415(d) of the Code. In the event an Employee has, during a calendar year, made Elective Contributions to this Plan which, when aggregated with any Elective Deferrals made on his or her behalf under other plans for the same calendar year, exceed this limit, the Employee may request a corrective distribution from the Plan in accordance with Section 13.6.

         3.4 ROLLOVER CONTRIBUTIONS. Subject to such procedures for rollover contributions as the Plan Administrator may adopt, a Participant, or an eligible Employee who has not yet become a Participant pursuant to Section 2.2, may elect to transfer any amounts he or she has received as a lump sum distribution from another tax-qualified retirement plan to this Plan within 60 days of receipt from such other qualified plan, or to have any amounts he or she would be entitled to receive from another tax-qualified plan as an "Eligible Rollover Distribution" [as defined in
Section 6.9] transferred directly to the Trust Fund as a direct rollover to this Plan. In addition, an Eligible Employee who has received a distribution from an individual retirement account may elect to contribute any part of the distribution to this Plan as a rollover contribution but only if:

              (a) the amount received from the individual retirement account represents the entire amount in the IRA,

              (b) no part of the IRA is attributable to any source other than
(i) a rollover contribution from another plan which was qualified under the Code, and (ii) earnings on the rollover contribution, and

              (c) the Participant was not self-employed when contributions were made to the qualified plan mentioned in subparagraph (b).

              All amounts transferred pursuant to this Section 3.4 and earnings on those amounts shall be credited to a Rollover Account, and shall be nonforfeitable at all times.

         3.5 NO VOLUNTARY EMPLOYEE CONTRIBUTIONS. Participants are not permitted to make any employee contributions to this Plan, other than Elective Contributions pursuant to Section 3.3, or Rollover Contributions pursuant to
Section 3.4.

         3.6 ALLOCATION OF CONTRIBUTIONS. An allocation of the Company's profit sharing contributions made under Section 3.1 shall be made for each Eligible Participant as of the last day of the Plan Year for which the profit sharing contribution is made. Each Participant's allocated share of the Company's contribution made pursuant to Section 3.1, if any, shall be equal to that portion of the total profit sharing contribution for the Plan Year calculated by multiplying the total amount of such contribution by a fraction, the numerator of which is the Participant's Annual Compensation for the Plan Year and the denominator of which is the aggregate amount of the Annual Compensation of all Participants for the Plan Year.

              No allocation of the Company profit sharing contributions (if any) made pursuant to Section 3.1 shall be credited to a Participant's Accounts for a Plan Year unless the Participant (a) has completed at least 1,000 Hours of Service during the Plan Year and remains in the active service of the Company on the last day of the Plan Year, (b) is on an approved Temporary Absence on the last day of the Plan Year; or (c) has been terminated during the Plan Year because of retirement, termination of employment on or after age 62, disability or death.

              The Plan Administrator shall advise the Trustee of the allocations of the Company contributions made pursuant to Section 3.1, the amount of the Matching Contributions made on behalf of each Participant pursuant to Section 3.2, the amount of each Participant's Elective Contributions made pursuant to Section 3.3, and any amounts contributed as Rollover Contributions pursuant to Section 3.4.

         3.7 TIME AND METHOD OF FUNDING. Subject to the rules for Matching Contributions and Elective Contributions set forth in Sections 3.2 and 3.3, the Company may make a contribution by single payment or in partial payments at any time during the Plan Year or during the period permitted by law (including extensions) for filing the tax return for the preceding taxable year. The Employer and the named fiduciaries of the Plan will not be subject to any liability because of the timing of the payment of contributions to the Trustee or because of the payment of those contributions by the Trustee to any person for investment.

         3.8 TRUST FUND. All contributions made to the Plan and all income from those contributions must be held in trust by the Trustee for the exclusive benefit of Participants, Former Participants and Beneficiaries. However, the Trustee has no duty to determine that contributions it receives comply with the provisions of this document, and no obligation to collect any contributions from the Company or any Participating Employer.

         3.9 SECTION 415 LIMITS ON ACCOUNT CONTRIBUTIONS. The contributions and other additions (the "Annual Additions") made to this Plan and credited to the accounts of a Participant in a Limitation Year, when aggregated with the Annual Additions to the Participant's accounts under any other defined contribution plan maintained by the Company, by any Participating Employer or by both during such Limitation Year, must not exceed the lesser of:

              (a) $30,000.00; or

              (b) 25 percent of the Participant's Section 415 Compensation for the Limitation Year.

              For purposes of this Section 3.9, "Annual Additions" shall mean the sum of the following amounts credited to the Participant's accounts for the Limitation Year under any defined contribution plan maintained by the Company, by any Participating Employer or by both:

              (a) Company (or Employer) contributions (including matching contributions and the Elective Contributions made pursuant to Section 3.3);

              (b) Forfeitures; and

              (c) Any non-deductible voluntary contributions made by the Participant.

              (d) Amounts allocated to an individual medical account [as defined in section 415(1)(2) of the Code] which is part of a defined benefit plan maintained by the Company or an Affiliated Employer; and

              (e) Amounts derived from contributions paid or accrued in Plan Years ending after December 31, 1985 which are attributable to post-retirement medical benefits allocated to the separate account of a key employee [as defined in section 419A(d)(3) of the Code] under any welfare fund [as defined in section 419(e) of the Code] maintained by the Company or an Affiliated Employer.

              For purposes of this Section 3.9, the term Section 415 Compensation shall mean a Participant's earned income, wages, salaries and fees for professional services and other amounts received during the Limitation Year (whether or not paid in cash) for personal services actually rendered in the course of employment with the Company or any Affiliated Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and taxable fringe benefits or reimbursements). The term Section 415 Compensation does not include contributions to this Plan or to any other plan of deferred compensation. It also does not include amounts which receive special tax benefits (such as premiums for group term life insurance, but only to the extent premiums are not includable in the Participant's gross income). For this purpose, the Section 415 Compensation of any Participant which may be taken into account under this Plan for any Limitation Year shall not exceed $160,000 or such other limit as may be applicable to such Limitation Year pursuant to the annual adjustments announced pursuant to Code Sections 401(a)(17) and 415(d).

         3.10 EXCESS CONTRIBUTIONS. If a Participant's Annual Additions for a Limitation Year are greater than the amount permitted by Section 3.9, due to the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, or a reasonable error in determining the amount of Elective Deferrals [within the meaning of Section 402(g)(3) of the Code], the Plan Administrator shall return to the Participant that portion of the Participant's Elective Contributions for the Limitation Year necessary to reduce the excess Annual Additions, to the extent permitted by IRS Regulation 1.415-6(b)(6)(iv). If, after such distribution, the limit on Annual Additions is still exceeded, the Plan Administrator will reallocate the excess amount added to the Participant's Company Contributions Account attributable to the Company profit sharing contributions for the current Plan year among the accounts of the remaining Participants in the same manner as Company contributions. If the Annual Additions to all Participants' accounts exceeds the amount permitted by Section 3.9, after any corrective distributions of Elective Distributions, the excess amounts shall be transferred to a suspense account and shall be used to reduce Employer contributions during the next Plan Year. If the Plan terminates while funds are in the suspense account, those funds shall be returned to the Company.

              If excess contributions result because the Participant is participating in more than one defined contribution plan, the excess shall be deemed to have occurred in the plan which is not a pension plan, and shall be reallocated in accordance with the provisions of said plan. Otherwise, the provisions of this Section 3.10 shall apply.

         3.11 LIMITATION OF BENEFITS UNDER ALL PLANS. If a Participant is also participating in a defined benefit plan maintained by the Company, by an Affiliated Employer, or by both, for Plan Years beginning prior to January 1, 2000, the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" for that person shall not exceed 1.0 for any Limitation Year.

              The defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual benefit under the defined benefit plan (determined as of the close of the Limitation
Year) and the denominator of which is the lesser of the following amounts for the particular Limitation Year:

              (a) The product of 1.25 (or, if the Plan is top-heavy under Section 12.1 for that Limitation Year, 1.0) times the maximum dollar limitation in effect for that Limitation Year.

              (b) The product of 1.4 times the amount of Section 415 Compensation which may be taken into account for that Limitation Year for purposes of calculating the maximum defined benefit payable under the Code.

              The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts as of the close of the Limitation Year and all prior Limitation Years, and the denominator of which is the lesser of the following amounts for the particular Limitation Year and for each prior Year of Service with the Company:

              (a) The product of 1.25 (or, if the Plan is top-heavy under Section 12.1 for that Limitation Year, 1.0) times the maximum dollar limitation in effect for that Limitation Year.

              (b) The product of 1.4 times 25 percent of the Participant's
Section 415 Compensation for the Limitation Year.

              If these limitations are exceeded for any Participant, the Plan Administrator shall adjust benefits, contributions, or both, for that person to satisfy the limitations. However, in making such adjustments, accruals under the defined benefit plan shall be adjusted first.

              For purposes of applying these limits, all defined contribution plans maintained by the Company, an Affiliated Employer and by both shall be treated as one defined contribution plan, and all defined benefit plans maintained by the Company, an Affiliated Employer and by both shall be treated as one defined benefit plan.

              The foregoing limitations shall apply regardless of whether the defined benefit plan or the defined contribution plan has been terminated.

                                   ARTICLE IV

                        POWERS AND DUTIES OF THE TRUSTEE


         The powers and responsibilities of the Trustee with respect to this Plan are set forth in a separate Trust Agreement between the Company and the Trustee, as amended from time to time.

                                   ARTICLE V

                                PLAN INVESTMENTS

         5.1 INVESTMENT OF FUNDS. A Participant, Former Participant or Beneficiary shall have the right to direct the Trustee with respect to the investment or reinvestment of any or all of the amounts credited to his or her Accounts, including, to the extent permitted by Sections 5.4 and 5.5, in qualifying employer securities or participant loans; provided said direction is effected by notifying the Plan Administrator and Trustee (or the Trustee's Voice Response System) in such manner as may be prescribed in the procedures for Participant elections adopted by the Plan Administrator and the Company. The Trustee shall follow those instructions, unless they are contrary to the provisions of this Section 5.1, or of Sections 5.4 and/or 5.5 respectively. By doing so, the Trustee shall, to the extent permitted by Section 404(c) of ERISA, bear no responsibility or liability for the subsequent investment performance of that account or for any losses occurring because of the Participant's investment directions. Any fees or expenses incurred by Trustee attributable to personal investment direction shall be billed separately to the Company by the Trustee and shall be paid by the Company or by deduction from the affected Account pursuant to direction from the Plan Administrator.

              The Plan Administrator may establish reasonable time intervals when Participant investment directions may be given, and the Trustee shall have a reasonable time period to effect such directions. Any Participant may direct the Trustee to invest all or any portion of his or her Accounts in any of the Investment Funds described in Section 5.2 below.

              If an investment manager is appointed pursuant to Section 8.3(g), the Trustee shall invest the assets of the Trust Fund (or that portion of the Trust Fund over which the investment manager has investment authority) in accordance with the instructions which may from time to time be given by the investment manager, provided the instructions are consistent with the investment authority in this Article V and the Trust Agreement. Subject to the foregoing, the Trustee shall not be obligated to inquire into the competency of the person so designated as investment manager, nor shall the Trustee be obligated to review the desirability, prudence, reasonableness or soundness of any instructions rendered by such investment manager. The Trustee shall not be responsible nor shall the Trustee incur any liability for any depreciation or loss which may be realized by the Trust Fund as a result of investments made pursuant to the instructions of such investment manager, and the Trustee shall have no duty to review or to make recommendations with respect thereto. The fees of the investment manager shall be paid from the Trust Fund or by the Company as directed by the Plan Administrator.

              The Trustee and the Plan Administrator shall cause the assets of the Trust Fund to be valued at least annually, as of the last day of each Plan Year, at their fair market value.

         5.2 INVESTMENT FUNDS. The Investment Funds in which a Participant's Accounts may be invested under the Plan shall consist of the following:

              (a) Retirement Preservation Trust. The Merrill Lynch Retirement Preservation Trust is a collective trust fund that invests primarily in guaranteed investment contracts (generally with insurance companies or banks which agree to return principal and a stated rate of return over a specific period of time) and U.S. Government and U.S. Government Agency securities.

              (b) Federal Securities Trust. The Merrill Lynch Federal Securities Trust seeks a high current return through investments in U.S. Government and Government agency securities including U.S. Government National Mortgage Association ("GNMA"). The Fund will seek to enhance its return through the use of certain portfolio strategies involving options, and to hedge its portfolio through the use of options and futures transactions, which involve certain risk.

              (c) Global Allocation Fund. The Merrill Lynch Global Allocation Fund seeks a high total investment return, consistent with prudent risk, through a fully managed investment policy utilizing

         United States and foreign equity, debt and money market securities, the combination of which will be varied from time to time both with respect to types of securities and markets in response to changing market and economic trends.

              (d) Templeton Foreign Fund. The primary investment objective of Templeton Foreign Fund is long-term capital growth. The Fund seeks to achieve its objective by investing mainly in common stocks of companies outside the United States. The Fund may also invest in bonds of foreign companies and governments.

              (e) Equity Index Trust. The Merrill Lynch Equity Index Trust is a collective trust fund that seeks to provide investment results that, so far as possible, duplicate the total return, meaning capital appreciation and income, of the Standard & Poor's 500 Composite Stock Price Index. The portfolio consists of common stocks that, so far as possible, duplicate the composition of Standard & Poor's Index of 500 stocks.

              (f) Davis New York Venture Fund. New York Venture Fund seeks to achieve growth of capital. The Fund invests primarily in common stock and securities convertible into common stock. The fund ordinarily invests in securities which its management believes have above-average appreciation potential.

              (g) AIM Constellation Fund. AIM Constellation Fund seeks capital appreciation. The Fund aggressively seeks to increase shareholders' capital by investing principally in common stock, with emphasis on medium-sized and smaller emerging growth companies.

              (h) Danka Stock Fund. This fund invests in American Depository Receipts (ADRs), representing shares of stock in Danka Business Systems PLC, the parent company of Danka Corporation (Danka).

              (i) Kodak Stock Fund. This fund is invested in shares of the common stock of Eastman Kodak Company transferred to the Trust Fund from one of the 401(k) plans maintained by Eastman Kodak Company. A Participant's Account may be invested in the Kodak Stock Fund only if the Participant participated in a 401(k) savings plan maintained by Eastman Kodak Company or one of its subsidiaries immediately prior to becoming an Employee. Only amounts transferred from an Eastman Kodak Company 401(k) plan may be invested in the Kodak Stock Fund. Contributions to this Plan may not be invested in the Kodak Stock Fund, and no transfers from other Investment Funds to the Kodak Stock Fund will be permitted. Dividends and other earnings of the Kodak Stock Fund shall not be reinvested in this Fund; the Participant's share of any such earnings attributable to the portion of his or her Account invested in the Kodak Stock Fund shall instead be invested in one or more other Investment Funds in accordance with the Participant's overall investment election.

              If a Participant fails to return written investment instructions, the Trustee shall invest the allocations to his or her Accounts in the Retirement Preservation Trust.

              The Company reserves the authority to make additional Investment Funds available, or to replace one or more of the Investment Funds identified in paragraphs (a) through (g), from time to time, as it may deem to be appropriate.

         5.3 CHANGE OF INVESTMENT ELECTIONS. A Participant may change the investment directions to be followed by the Trustee in investing the Participant's future Elective Contributions, Matching Contributions and Company Contributions made to his or her Accounts on a prospective basis, effective as of any Valuation Date.

              If a Participant so directs in his or her new investment election, the Trustee shall also transfer the existing balance (if any) already credited to the Participant's Accounts to any one or more of the Investment Funds (other than the Kodak Stock fund) identified in the Participant's new investment instructions, effective as of the next Valuation Date.

         5.4 INVESTMENT IN QUALIFIED EMPLOYEE SECURITIES. The Trustee may purchase and hold for such Participant's individual investment Account shares of any class of qualifying employer securities of the Company. The term "qualifying employer security" shall mean an employer security as defined in
Section 407(d)(5) of ERISA, and certain marketable debt securities of the Company as defined in Section 407(e) of ERISA.

         5.5 LOANS. Subject to such Participant Loan Procedures as may be adopted by the Plan Administrator, and to the requirements set forth in this
Section 5.5, effective on and after January 1, 1997, a Participant may apply to borrow from his or her Accounts.

              Any loan made to a Participant under this Section 5.5 shall be subject to the following conditions:

              (a) The total amount which any Participant may borrow under this provision shall in no event, when added to any amounts borrowed under an equivalent provision of any other retirement plan maintained by the Company or any Affiliated Employer, exceed the lesser of (a) one-half of the nonforfeitable balance credited to such person's Accounts at the time the loan is made, or (b) $50,000. If the Participant had any prior loans outstanding from the Plan at any time during the twelve (12) month period preceding the date of the loan, the $50,000 limit shall be reduced by the excess, if any, of the highest outstanding loan balance for all prior loans to the Participant from the Plan at any time during such twelve (12) month period over the Participant's outstanding loan balance from the Plan on the date of the loan.

              (b) Each loan from the Plan to a Participant shall bear interest at a commercially reasonable rate for loans of similar type and purpose at the time the loan is made. Unless the Trustee determines that a different rate is advisable, any loan from the Plan shall bear interest at a fixed rate equal to one percent above the prevailing prime rate/published in the Wall Street Journal on the last business day of the calendar month prior to the month in which the loan is requested.

              (c) Each loan shall require by its terms that the repayment of principal and interest be amortized in level biweekly or monthly payments over a period not extending beyond five years from the date of the loan.

              (d) All loans shall be evidenced by promissory notes and such other documents as the Trustee may reasonably require under the circumstances.

              (e) Each person who receives a loan hereunder shall be provided a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and the annual interest rate of the financial charge.

              (f) Each loan shall be adequately secured, the nature of such security and the amount thereof to be determined solely by the Administrator and the Trustee. Each loan shall be made against the assignment of such portion of the Participant's right, title and interest in and to his or her Accounts as the Plan Administrator deems appropriate, and the posting of such other collateral by the Participant as the Plan Administrator may deem advisable or appropriate. Simultaneously with the delivery of promissory note, any Participant shall also provide the Plan Administrator with any payroll deduction needed to authorize the

Company to withhold the amount of the interest and principal payments on the loan from the Participant's wages and forward them to the Trust Fund as repayment of the loan. Notwithstanding the foregoing, a married Participant's interest in his or her Accounts may not be used as collateral for the loan unless the Participant's spouse consents in writing to the use of the Participant's Accounts as security for the loan within the 90-day period ending on the date on which the loan is to be secured.

              (g) If a loan to a Participant is approved, a separate "Participant Loan Fund" shall be established for the Participant. The Participant shall transfer amounts required for such loan from the portion of his or her Accounts invested in other Investment Funds in accordance with rules and regulations established by the Plan Administrator. The promissory note obtained by the Trustee as evidence of such loan shall be allocated to the borrowing Participant's "Participant Loan Fund" and interest and principal payments in respect of such note shall be allocated to the borrowing Participant. Such interest and principal payments received by the Trust Fund from the Participant under the promissory note shall be reinvested in accordance with the Participant's current investment election.

              (h) The eligibility requirements a Participant must satisfy to qualify for a loan under this Section 5.5, the number of loans a Participant may have outstanding from the Plan at any one time, and the maximum and minimum amounts for such loans, may be further restricted in such manner as the Company and Plan Administrator determine to be advisable and set forth in the Plan's Participant Loan Procedures.

              (i) The Trustee shall be entitled to exercise all legal and equitable rights available to it in order to enforce the collection of such unpaid loan balance. If any portion of a loan is overdue and unpaid, the Plan shall take all action necessary to collect such loan, including, but not limited to, the liquidation of any security in which it has an interest under the provisions of paragraph (i) above.

              (j) If, before any loan to the Participant has been repaid in full, the Participant dies, retires or otherwise terminates his or her employment with the Company, then the Plan shall accelerate repayment of the loan and the Plan Administrator shall demand repayment of the total amount of principal and interest then outstanding within thirty (30) days after the date of such termination of employment. If such a Participant fails to make payment in full of the total amount of principal and interest then outstanding by the last day of the calendar quarter after such amounts have become due and payable, whether by acceleration or otherwise, the Plan Administrator, in its discretion, may (i) reduce the vested amount credited to the Participant's Accounts in order to recover the outstanding loan balance plus all unpaid interest accrued to date, or (ii) if distribution of the Participant's Accounts is not then permissible, may reduce the amount credited to the Accounts at such time as distribution is permissible in order to recover the outstanding loan balance plus unpaid interest through the date the Participant's Account balance may be reduced.

              (k) The Plan Administrator may require Participants receiving loans from the Plan under this Section 5.5 to reimburse the Trust Fund for any administrative fees or expenses the Trust Fund incurs in connection with such loans, and may require a Participant to pay any portion of such fee to the Plan before the proceeds of the loan are disbursed to the Participant.

                                   ARTICLE VI

                              RETIREMENT BENEFITS

         6.1 NORMAL OR EARLY RETIREMENT. When a Participant reaches his or her Normal or Early Retirement Date and retires from the service of the Company and all Affiliated Employers, the Participant is entitled to receive the full value of his or her Accounts, payable in the manner provided in Section 6.5.

         6.2 LATE RETIREMENT. A Participant whose employment with the Company or with an Affiliated Employer continues after his or her Normal Retirement Date shall not be entitled to receive benefits from this Plan until the earlier of (a) such time as the Participant actually retires from his or her continued employment with the Company or with such Affiliated Employer, (b) the end of the calendar year in which such Participant attains age 70-1/2, or (c) such time as an in-service withdrawal is permitted under Section 6.13 below. However, the Participant will have a totally nonforfeitable interest in his or her Accounts at all times after his or her Normal Retirement Age. A Participant shall be entitled to participate in the Plan after such Normal Retirement Age, make Elective Contributions pursuant to Section 3.3, and share in all Company contributions made after such date as otherwise provided herein. When the Participant retires from the service of the Company and of all Affiliated Employers, the Participant is entitled to receive the full value of his or her Accounts, payable in the manner provided in Section 6.5.

         6.3 BENEFITS ON PERMANENT DISABILITY. Upon the Permanent Disability of a Participant, the full value of the Participant's Accounts shall be paid to the Participant, or to his or her guardian, in a lump sum or such other manner as may be provided in Section 6.5.

              If the Plan Administrator determines that a disabled Participant or Former Participant is not legally competent or lacks the capacity to administer his or her own financial affairs, any distribution to such Participant or Former Participant may be made, in the Plan Administrator's discretion, directly to the Participant or to the legally appointed guardian or custodian of the Participant.

         6.4  VESTING ON OTHER TERMINATION OF EMPLOYMENT.

              (a) If the employment of a Participant is terminated for reasons other than retirement, death or Permanent Disability, such person shall be entitled to receive the full value of his or her Deferral Account and the full value of his or her Rollover Account, if any.

              If the employment of a Participant is terminated on or after January 1, 1997 for any reason other than retirement, death or Permanent Disability, the terminated Participant's vested interest in the balances credited to his or her Matching Contributions Account and Company Contributions Account shall be based on the Participant's number of Years of Service as follows:

              YEARS OF SERVICE                 VESTED PERCENTAGE
              ----------------                 -----------------
              Less than 1 year                        -0-
              1 but less than 2 years                 25%
              2 but less than 3 years                 50%
              3 but less than 4 years                 75%
              4 years or more                        100%

For any terminated Participant whose employment with the Company terminated prior to January 1, 1997, the Participant's vested interest in the balances credited to his or her Company Contributions Account and Matching Contributions Account shall be based upon the Participant's number of Years of Service, as follows:

              YEARS OF SERVICE                 VESTED PERCENTAGE
              ----------------                 -----------------
              Less than 1 year                        -0-
              1 but less than 2 years                 20%
              2 but less than 3 years                 30%
              4 but less than 5 years                 50%
              5 but less than 6 years                 70%
              6 but less than 7 years                 90%
              7 years or more                        100%

              (b) If a distribution is made when a Former Participant is not fully vested in his or her Company Contributions and Matching Contributions Accounts, and prior to the fifth of five consecutive One Year Breaks in Service, a separate accounting shall be maintained for the nonvested portion of such Former Participant's Company Contributions and Matching Contributions Accounts. Such accounting shall include the allocation of subsequent gains and losses other than for the Plan Year in which a forfeiture occurs. If such Former Participant again becomes a Participant before incurring five consecutive One Year Breaks in Service, the amount payable from the Company Contributions and Matching Contributions Accounts (as a result of such separate accounting) upon the occurrence of a subsequent event permitting a distribution shall be an amount (X) determined pursuant to the following formula:

                         X = P [AB+ (R x D)] - (R x D)

where P is the vested percentage at the time of distribution, AB is the account balance (determined pursuant to the separate accounting) at the time of distribution, D is the amount of the prior distribution, and R is the ratio of the account balance at the relevant time to the account balance immediately after the prior distribution.

              (c) As of the last day of the Plan Year in which the fifth of five consecutive One Year Breaks in Service occurs, or, if earlier, the last day of the Plan Year in which the Former Participant received a lump sum distribution of his entire vested account balance, any nonvested amount shall be forfeited. Amounts forfeited from Matching Contribution Accounts shall be used to pay the Plan's administrative expenses for the Plan Year, to make such "qualified nonelective contributions" [within the meaning of Treasury Regulation section 1.401(k) - 1(g)(7)] to the Accounts of Non-Highly Compensated Employees [or select groups of Non-Highly Compensated Employees identified by the Plan Administrator] as the Plan Administrator may determine to be necessary or advisable to enable the Plan to satisfy the discriminations tests set forth in Sections 13.2 and 13.4, or to reduce the amount of the Company's Matching Contributions for the Plan Year. Amounts forfeited from Company Contributions Accounts, and to the extent the aggregate amount of forfeitures exceeds the Company's Matching Contribution for the Plan Year, excess forfeitures from Matching Contributions Accounts, shall be used to pay Plan administrative expenses, to make qualified nonelective contributions, or reallocated among the Company Contributions Accounts of Participants sharing in the Company's contributions for the Plan Year in which the forfeiture occurs, in the same manner as the Company contributions made for the Plan Year under
Section 3.1.

              If a Former Participant has received a distribution which is less than the value of such person's Company Contributions and Matching Contributions Accounts and later returns to employment with the Company, such Former Participant's Company Contributions and Matching Contributions Accounts and number of Years of Service will be restored to the amount on the date of distribution if such Former Participant repays to the Plan the full amount of the distribution previously received before such Former Participant incurs the fifth of five consecutive One Year Breaks in Service (or, if earlier, the fifth anniversary of the date of rehire by the Company).

         6.5  FORMS OF BENEFIT PAYMENTS.

              (a) Basic Benefit Options. Subject to Section 6.5(b) and Section
6.7 below, a Participant or Former Participant entitled to receive a distribution from the Plan may elect, on such benefit election form as may be prescribed by the Plan Administrator, to have the vested balances credited to such person's Accounts distributed in one of the following forms, as selected by the Participant or Former Participant:

              (1) a lump sum payment;

              (2) a Direct Rollover, as described in Section 6.9 below; or

              (3) in installment payments not exceeding one of the following periods (or a combination thereof):

                  (i) Over a period not extending beyond the life expectancy of such Participant or Former Participant; or

                  (ii) Over a period not extending beyond the joint life and last survivor expectancy of such Participant or Former Participant and designated beneficiary.

All such distributions shall be made in accordance with the requirements of
Section 401(a)(9) of the Code and any applicable Treasury Regulations promulgated thereunder, including Treasury Regulation Sections 1.401(a)(9)-1 and 1.401(a)(9)-2.

              (b) Grandfathered Annuity Forms of Benefit. Any Participant or Former Participant who first became a Participant in this Plan prior to January 1, 1997 may also elect, on such benefit election form as may be prescribed by the Plan Administrator, to have the vested balances credited to his or her Accounts applied to purchase a Joint and Survivor Annuity (if he or she is married at his or her Annuity Starting Date), or subject to the restrictions set forth in Section 6.7 below, distributed in any of the other optional forms of benefit permitted by the terms of the Plan as in effect prior to January 1, 1997, as described in prior restatements of the Plan and in Appendix B to this Plan document, which is hereby incorporated into the Plan by this reference.

              If any such Participant or Former Participant who became a Participant in the Plan prior to January 1, 1997, is married at his or her Annuity Starting Date, at any time elected to receive benefits from the Plan in the form of an annuity, and has not waived the Joint and Survivor Annuity in the manner described in Section 6.7 below before his or her Annuity Starting Date, then the Trustee shall promptly apply the Participant's Account balance to purchase a single-premium, annuity contract qualifying as a Joint and Survivor Annuity from a commercial insurer.

              If such a Participant or Former Participant who is not married at any time elected to receive his or her benefits from the Plan in the form of an annuity, and does not revoke this election and elect to receive an alternate form of benefit described in Subsection 6.5(a) before his Annuity Starting Date, the Trustee shall apply the Participant's Account balance to purchase a single-premium single-life annuity contract from a commercial insurer or such other optimal form of annuity benefit listed in Appendix B as the Participant or Former Participant may select.

              (c) Form of Payment - Cash or Stock. Benefit distributions will normally be paid in the form of cash. If, however, any portion of the Participant's Accounts is invested in the Kodak Stock Fund pursuant to Section 5.2(i) of the Plan, and the Participant expressly requests that this portion of his or her Accounts be distributed in the form of shares of Eastman Kodak Company stock, then the Trustee may distribute such investments to the Participant in kind in lieu of a cash payment of the value of the affected portion of the Participant's Accounts.

         6.6  REQUIRED BEGINNING DATE.

              (a) Payment of each Participant's benefits must commence no later than April 1 of the calendar year following the calendar year in which the Participant or Former Participant retires or attains the age of 70-1/2, whichever occurs later, provided that, for any Participant who is a 5-percent owner of the Company [as defined in Section 416(i) of the Code], benefits shall commence no later than April 1 of the calendar year following the year in which he or she attains the age of 70 1/2, whether or not he or she has retired. If a Participant becomes a 5-percent owner after attaining age 70 1/2 but before retiring, such Participant must begin to receive benefits from the Plan by April 1 of the calendar year following the year in which he or she becomes a 5-percent owner.

              (b) Required Minimum Installments After Age 70 1/2. If the balance credited to a Former Participant's Accounts has not been completely distributed by the end of the calendar year in which he or she attains age 70 1/2, or in the case of an active Participant who is not a 5 percent owner, the calendar year in which he or she retires, if later (this calendar year to be referred to as the Participant's "70 1/2 Year"), the Participant or Former Participant shall be required to receive a benefit distribution of not less than the amount required under the following paragraphs (b)(1) and (2) (a "Minimum Required Distribution") by the first day of April of the following calendar year, and must receive a Minimum Required Distribution for each calendar year subsequent to such year in which he or she has an undistributed account balance under the Plan (a "Distribution Year"), no later than December 31 of such year.

                  (1) The amount of such person's Minimum Required Distribution for each Distribution Year, beginning with the 70 1/2 Year, shall be the lesser of (i) the remaining balance in his or her Accounts or (ii) an amount equal to the quotient obtained by dividing the balance credited to his or her Accounts at the last Valuation Date in the preceding calendar year, by the person's life expectancy of or the joint life and last survivor expectancy of the person and his or her designated Beneficiary. If the person has designated more than one individual as his or her Beneficiary, the life expectancy of the oldest such Beneficiary shall be used in this calculation.

                  (2) Notwithstanding the foregoing paragraph (1), if the Participant or Former Participant has designated a Beneficiary other than his or her spouse, the Minimum Required Distribution for each Distribution Year, beginning with his or her 70 1/2 Year, shall be the greater of (i) the amount determined under the preceding paragraph
         (e)(1), or (ii) the amount obtained by dividing the balance credited to the person's Accounts, determined as in the preceding paragraph
         (b)(1), by the applicable divisor prescribed by the table set forth in Q&A-4 of Treasury Regulation Section 1.401(a)(9)-2.

              For purposes of this Section 6.6, life expectancies and joint and last survivor life expectancies shall be calculated by use of the return multiples specified in the relevant Tables in Treasury Regulation Section 1.72-9, and life expectancies of Participants, Former Participants and their surviving spouses may be recalculated annually, if they do not elect otherwise. The life expectancy of any Beneficiary other than a surviving spouse shall be calculated at the time payment first commences without further recalculation.

         6.7 WAIVER OF JOINT AND SURVIVOR ANNUITY. If the Participant or Former Participant is married at his or her Annuity Starting Date, is eligible for any of the optional forms of benefits referenced in Section 6.5(b), and has at any time elected to receive his or her benefits from the Plan in the form of an annuity, the Participant (or Former Participant) shall have a period of at least 90 days before such Annuity Starting Date during which to elect to waive the Joint and Survivor Annuity, and to instead receive benefits in the form of one of the other forms available under the Plan. This waiver of the Joint and Survivor Annuity must be signed by the Participant or Former Participant. However, the waiver of the Joint and Survivor Annuity shall not be effective unless the spouse to whom the Participant or Former Participant is married at his or her Annuity Starting Date consents in writing to the waiver and to the election of an alternate form of payment, the spouse's consent acknowledges the effect of the waiver and election, and such consent is witnessed by a representative of the Plan or by a notary public. However, the election to waive the Joint and Survivor Annuity shall be effective in the absence of a consent if it is established to the satisfaction of the Plan Administrator that a spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as are prescribed by the Secretary of Treasury in regulations.

              A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the Participant's Annuity Starting Date. (The number of revocations prior to the Participant's Annuity Starting Date shall not be limited.)

              Any consent by a spouse to the payment of benefits in a form other than a Joint and Survivor Annuity shall be effective only with respect to such spouse and may not be revoked by such spouse without the consent of the Participant or Former Participant.

              To the extent provided in a Qualified Domestic Relations Order, for purposes of this Section 6.7 the former spouse of a Participant or Former Participant will be treated as such person's spouse.

         6.8 INSTALLMENT PAYMENTS. If a distribution will be paid in installments (other than in the form of an annuity) the Trustee shall invest the amount of the distribution in one of the Investment Funds designed for the production of income, rather than growth (and which are otherwise a proper investment), subject, however, to the right to self-direct investments pursuant to Article V. All interest earned on those investments shall be added to the amount to be distributed, and all disbursements shall be charged against that amount. The amount to be distributed may be held in cash for a limited period between investments, or as a reserve to meet installment distributions. If a Former Participant to whom periodic installments are being paid, or are due to be paid, dies before receiving the distribution, the remainder shall be paid in cash at the time elected by the Former Participant's Beneficiary.

         6.9 DIRECT ROLLOVERS. Notwithstanding any provision of this Article VI to the contrary, effective on and after January 1, 1993, any Participant or Former Participant who is entitled to receive an Eligible Rollover Distribution (as defined below) from the Plan, may elect, at that time and in the manner prescribed by the Plan Administrator, to have such Eligible Rollover Distribution (or a portion of such Eligible Rollover Distribution consisting of $500 or more) paid directly, in a direct rollover, to the trustee or custodian of a single individual retirement account described in Section 408(a) of the Code of a single qualified trust described in Section 401(a) of the Code specified by the Participant or Former Participant, provided that the trustee or custodian of such account or qualified trust is willing to accept such amount of behalf of the Participant or Former Participant.

              For purposes of this Article VI, Eligible Rollover Distribution means any distribution of all or any portion of the balance credited to the Accounts of a Participant or Former Participant under this Plan, except that an Eligible Rollover Distribution shall not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made over the life (or life expectancy) of the Participant or Former Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or over a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includable in the Participant's income.

         6.10 LATEST DATE FOR COMMENCEMENT OF BENEFITS. Unless a Participant (or Former Participant) elects otherwise, distribution of his or her benefits will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of:

              (a) the date the Participant attains Normal Retirement Age;

              (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

              (c) the date the Participant terminates service with the Company and all Affiliated Employers.

              An election under this Section 6.10 must be made by a Participant by submitting to the Plan Administrator a written statement signed by the Participant which describes the benefit and the date on which the payment of such benefit shall commence. An election shall not be effective if the election would violate the payment restrictions contained in Sections 6.6 and 6.11.

              If the amount of a Participant's or Former Participant's benefit payment required to be made on a date determined under this Section 6.10 cannot be reasonably ascertained by the Plan Administrator by such date, or if it is not possible to make such benefit payment on such date because the Plan Administrator has been unable to locate the Participant or Former Participant after making reasonable efforts to do so, the distribution, together with the credited investment earnings, may instead be made no later than 60 days after the earliest date on which the Plan Administrator can ascertain the amount of such benefit or can locate such Participant or Former Participant.

         6.11 EARLIEST DATE PAYMENT MAY COMMENCE. Notwithstanding any provision of this Plan to the contrary, if the value of a Participant's or Former Participant's vested interest in his or her Accounts exceeds (or has at any prior time exceeded) $3,500 or, on or after January 1, 1998, $5,000, distribution of such vested interest shall not be made prior to the time the Participant or Former Participant reaches age sixty-two (62) unless (i) the Participant or Former Participant and his or her spouse, if any, have consented in writing to such distribution, or (ii) the distribution is by reason of the Participant's death.

         Distributions of amounts which are attributable to the Participant's Elective Contributions under Section 3.3, or to contributions made pursuant to Sections 3.1 or 3.2 which have been designated as qualified non-elective contributions and/or as qualified matching contributions, respectively, shall not be made earlier than upon one of the following events: retirement, death, disability, separation from service, financial hardship, or attainment of age 59-1/2.

         6.12 NOTICE WITH RESPECT TO JOINT AND SURVIVOR ANNUITY OPTION. If a Participant who first became a Participant in the Plan prior to January 1, 1997, has elected to receive his or her benefits from the Plan in the form of an annuity, during the period of ninety (90) days prior to the Participant's Annuity Starting Date, and in any event within a reasonable period before the payment of benefits to the Participant begins, the Plan Administrator shall deliver to such Participant (either by first class mail or personally) a written explanation of (1) the terms and conditions of the Joint and Survivor Annuity and/or single life annuity, (2) such person's right to make, and the effect of, an election to waive the Joint and Survivor Annuity and single life annuity, (3) the right of the spouse of the Participant to waive the Joint and Survivor Annuity, and (4) the right to make, and the effect of, a revocation of a previous election to waive the Joint and Survivor Annuity. The written explanation shall also inform the Participant of the availability of the following information, and of the fact that it may be obtained from the Plan Administrator only upon written request:

              (a) A written explanation in nontechnical language of the terms and conditions of the Joint and Survivor Annuity and Single Life Annuity; and

              (b) The financial effect upon the benefit of an election not to receive benefits in the form of a Joint and Survivor Annuity.

However, the Plan Administrator need not comply with more than one request made by a particular Participant or Former Participant.

              The foregoing shall not apply if the amount in such person's Accounts has not at any time exceeded $3,500, or at any time on or after January 1, 1998, $5,000.

              Notwithstanding the foregoing, a distribution from the Plan to the Participant may commence less than 30 days after the notice described in the preceding paragraph is given, provided that:

              (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after the receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

              (2) the Participant, after receiving the notice, affirmatively elects an immediate distribution.

         6.13 IN-SERVICE WITHDRAWALS. (a) After Age 59 1/2. Subject to the restrictions in Sections 6.7 and 6.11, a Participant who has attained age 59 1/2, but is still employed by the Company may request a distribution of all or any part of the vested balances credited to his or her Deferral Account, Rollover Account, if any, Matching Contributions Account, and/or Company Contributions Account by completing such application for an in-service withdrawal as may be prescribed by the Plan Administrator.

              (b) Financial Hardship. A Participant who incurs a financial hardship may request a distribution from his or her Deferral Account and Rollover Account, if any. The amount of the distribution from the Deferral Account and Rollover Account, if any, pursuant to this Section 6.13(b) shall not exceed the amount required to meet the immediate and heavy financial need of the Participant and shall not be made if the amount needed to meet such financial need is reasonably available from other financial resources of the Participant. (For purposes of this Section 6.13, the amount needed to meet the financial need shall be deemed to include the amount of any federal or state income tax liability the Participant will incur as a result of the hardship distribution). In addition, the amount of any financial hardship distribution shall be limited to the amount credited to the Participant's Deferral Account and Rollover Account, if any, as of December 31, 1988 plus the total of the Elective Contributions made by the Participant after such date.

              For purposes of this Section 6.13(b), the following shall be deemed to constitute immediate and heavy financial needs of the Participant:

              (1) Expenses for medical care described in Section 213(d) of the Code incurred by the Participant, or his or her spouse or dependents (or medical expenses not yet incurred but necessary for these persons to obtain such medical care) which are not covered by any available insurance policy or employee benefit plan;

              (2) Costs directly related to the purchase of a principal residence to be occupied by the Participant, excluding regular mortgage payments;

              (3) Payment of tuition (and related educational fees) for up to twelve months of post-secondary education for the Participant or his or her spouse, children or dependents; and

              (4) Payments necessary to prevent the foreclosure of a mortgage on the Participant's principal residence or the eviction of the Participant from his or her principal residence.

              In determining that a requested distribution is necessary to satisfy the Participant's financial need, the Plan Administrator shall be entitled to rely, without further investigation, upon the Participant's application if:

              (1) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans available under this plan and under all other plans maintained by the Employer;

              (2) The Participant's Elective Deferrals (and employee contributions) will be suspended for twelve months after the date of receipt of the hardship distribution;

              (3) The distribution is not in excess of the amount of the Participant's immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

              (4) The Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

                                  ARTICLE VII

                                 DEATH BENEFITS

         7.1 DESIGNATION OF BENEFICIARY. When an Employee becomes a Participant, he or she shall designate one or more primary beneficiaries and one or more contingent beneficiaries on such beneficiary designation form as may be prescribed by the Plan Administrator. If a Participant or Former Participant has designated as a primary beneficiary an entity or person other than (or in addition to) the person to whom he or she is married at the date of his or her death, such designation shall not be effective unless the spouse to whom the Participant or Former Participant is married at the date of death has consented in writing to such designation, such spouse's consent acknowledges the effect of such designation, the consent states that any future change in the designated beneficiary may be made only with the spouse's consent, and such consent is witnessed by a representative of the Plan or by a notary public. The consent of such spouse shall be irrevocable by such spouse in connection with the beneficiary designation with respect to which such consent is given. (To the extent the designation of a non-spouse beneficiary is not effective, the primary beneficiary shall be the spouse to whom the Participant or Former Participant is married at the date of the Participant's or Former Participant's death.)

              If no valid beneficiary designation form has been filed with the Plan Administrator or the Trustee at the date of the death of the Participant or Former Participant (or if a deceased Participant or Former Participant is not survived by either the designated primary beneficiary or a contingent beneficiary), the death benefit shall be paid to the surviving spouse of the Participant or Former Participant, or, if none, to either:

              (a) the issue of the Participant or Former Participant, per stirpes, or

              (b) the estate of the Participant or Former Participant for distribution to such persons then living who would take the personal property of the Participant or Former Participant under his or her will and the statutes of descent and distribution of the state of legal domicile of the Participant or Former Participant (at the time of such person's death).

              To the extent provided in a Qualified Domestic Relations Order, the former spouse of a Participant or Former Participant shall be treated as such person's spouse or Beneficiary.

         7.2 PAYMENTS TO BENEFICIARIES. Subject to Section 7.4, if a Participant (or Former Participant) dies prior to his or her Annuity Starting Date, the balance credited to the Participant's or Former Participant's Accounts shall be distributed to (or for the benefit of) the Participant's designated Beneficiary in a lump sum.

              Notwithstanding any provisions of this Article VII to the contrary, any beneficiary who is entitled to receive an Eligible Rollover Distribution (as defined in Section 6.9 above) from the Plan as a surviving spouse of a Participant or Former Participant may elect, at any time and in the manner prescribed by the Plan Administrator, to have such Eligible Rollover Distribution (or a portion of such Eligible Rollover Distribution consisting of $500 or more) paid directly, in a direct rollover, to the trustee or custodian of a single individual retirement account described in Section 408(a) of the Code specified by the beneficiary provided that the trustee or custodian of such account is willing to accept such amount on behalf of the beneficiary.

         7.3 REQUIRED MINIMUM DISTRIBUTIONS. Payment of death benefits under this Plan must be made no later than December 31 of the calendar year which includes the fifth anniversary of the date of the Participant's or Former Participant's death, unless the Beneficiary is the spouse to whom the Participant or Former Participant was married at the date of death, in which case the payment shall be made no later than December 31 of the year in which the Participant or Former Participant would have attained the age of 70 1/2. (If the spouse dies before the lump sum payment has been made, the payment shall then be made as if the spouse were the Participant or Former Participant.)

         7.4  SPOUSAL ANNUITIES. However, the foregoing provisions of Section
7.2 shall be inapplicable, and the following paragraph shall apply, if the following conditions apply:

              (a) The Participant was married at the date of his or her death;

              (b) The Participant became a Participant in this Plan prior to January 1, 1997 and was eligible for any of the optional forms of annuity benefit referenced in Section 6.5(b);

              (c) The Participant had previously elected to receive his benefits in the form of a Joint and Survivor Annuity or any other form of annuity benefit;

              (d) The Participant's surviving spouse had not consented to the immediate distribution of the value of the Participant's Accounts to such spouse in another form of payment or to a person (or entity) other than the spouse designated as the Participant's Beneficiary. (Such consent shall be in writing, witnessed by a representative of the Plan or by a notary public and shall acknowledge the effect of such consent). The Participant and spouse may waive the spousal annuity on or after the first day of the Plan Year in which the Participant attains age 35. The waiver and spousal consent shall identify in writing the specific nonspouse beneficiary (including any class of beneficiaries or contingent beneficiaries), which designated beneficiary may not be modified (except back to the spousal annuity) without further spousal consent. If a Participant separates from his or her employment before the Plan Year in which he or she attains age 35, this waiver may be made on or after the date of separation. A Participant who has elected to waive the qualified preretirement survivor annuity with spousal consent may revoke this waiver at any time, and any number of times, during the period between the first day of the Plan Year in which he or she attains age 35 and the date of death; and

              (e) The balance credited to the Participant's Accounts exceeds $3,500, or, effective on and after January 1, 1998, $5,000.

              If the foregoing conditions apply, the Plan Administrator shall use the amount credited to such person's Accounts to purchase an annuity contract from an insurance company licensed to do business in the State of Florida. Such annuity contract shall provide monthly payments for life to the spouse to whom the Participant or Former Participant was married at the date of the Participant's or Former Participant's death. The amount of such monthly payments shall be the amount which can be provided to the spouse by the balance credited to the decedent's Accounts. Monthly payments to the surviving spouse shall commence as of the date requested by such spouse (subject to the remaining provisions of this Article VII, and to any administrative delays encountered in obtaining the annuity contract) and shall be paid monthly thereafter, ceasing with the last day of the month in which the death of such spouse occurs.

         7.5 DISTRIBUTION TO MINORS. Distribution to minors or persons under legal disability may be made, as directed by the Plan Administrator (1) directly to that person, (2) to the guardian or custodian of that person, or
(3) for the education and maintenance of that person. Except as to (3), the Trustee shall not be required to see to the application of any distributions made to any of those persons.

                                  ARTICLE VIII

                                 ADMINISTRATION

         8.1 DESIGNATION. The Board of Directors shall appoint a Committee composed of one or more persons to handle the administrative duties associated with the operation of the Plan. Each member of any Committee appointed for such purpose shall serve at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors, with or without cause. Upon the death, resignation, or removal of a member of such Committee, the Board of Directors shall name a successor. The Committee may consist of one person.

         8.2 NOTICE TO TRUSTEE. The Company shall notify the Trustee in writing of the name of the Plan Administrator and/or the person(s) comprising the Committee. Any changes in the composition of the Committee shall be communicated to the Trustee.

         8.3 POWERS AND DUTIES. The Plan Administrator shall have the power and duty to do those things necessary or convenient to carry out the intent and purpose of the Plan, as long as the Plan Administrator's actions are not inconsistent with any of the provisions of this document or the Trust
Agreement. For example, the Plan Administrator shall have power to:

              (a) Adopt rules and regulations.

              (b) Construe this document, the construction of which in good faith shall be final and binding.

              (c) Correct any defect or supply any omission or reconcile any inconsistency in this document in such manner and to such extent as the Plan Administrator believes is necessary.

              (d) Determine all questions that shall arise under this document, including directions to and questions submitted by the Trustee on all matters necessary for it to discharge its powers and duties.

              (e) Authorize all disbursements by the Trustee from the Trust Fund. (However, no person who receives full-time pay from the Company or any Participating Employer shall receive compensation or fees from the Plan, excepting reimbursement of expenses properly and actually incurred.)

              (f) Purchase fiduciary responsibility insurance covering the Plan Administrator. The insurance premiums may be paid from Company contributions or, at the option of the Company, by the Company. However, the Trust Fund shall not bear the cost of a nonrecourse endorsement.

              (g) Appoint an investment manager [as defined in Section 3(38) of ERISA] to direct the investment of some or all of the assets of the Trust Fund, subject to Article V.

              The Plan Administrator shall have sole and exclusive responsibility for establishing and carrying out a funding policy for the Plan based on the provisions of ERISA and all regulations issued thereunder. The Plan Administrator shall have sole discretion to allocate and to delegate, with written notice to the Company and the Trustee, any or all of his fiduciary responsibilities to persons designated by the Plan Administrator. To the extent those responsibilities are allocated or delegated, the Plan Administrator shall be relieved of liability for acts or omissions of the person or persons to whom those responsibilities are allocated or delegated to the fullest extent permitted by law.

         8.4 FINALITY OF ACTION. The Plan Administrator shall have the discretion to interpret the provisions of the Plan, and, subject to Section 10.6, the acts and determinations of the Plan Administrator shall be final and conclusive. The Company, Employees, Participants, Former Participants, Beneficiaries, Trustee, and all others having any interest under the Plan shall be bound by the Plan Administrator's acts and determinations.

         8.5 NONDISCRIMINATORY ACTION. The Plan Administrator shall not take any action or direct the Trustee to take any action which would be discriminatory among employees in substantially similar situations or under substantially similar sets of facts.

         8.6 INFORMATION FURNISHED TO PLAN ADMINISTRATOR. The Company shall furnish the Plan Administrator in writing with any information it may request in the exercise of its powers and duties in the administration of the Plan. The Plan Administrator shall be entitled to rely on the information without any investigation, although the Plan Administrator may correct any errors discovered in the information.

         8.7 INFORMATION TO BE FURNISHED TO TRUSTEE. The Plan Administrator shall provide the Trustee with any information the Trustee may request to carry out its duties with the provisions of this document. The Trustee shall be entitled to rely on the accuracy of any information provided by the Plan Administrator without any investigation.

         8.8 EXAMINATION OF RECORDS. When requested by a Participant, a Former Participant or Beneficiary, the Plan Administrator shall make available to the person a copy of the Plan and any records which pertain to any benefits of that person.

         8.9 BONDING. The Plan Administrator shall be bonded as required by statute or regulation. The cost of such bond shall be paid by the Trust Fund only if not paid by the Company.

         8.10 PROHIBITED TRANSACTIONS. The Plan Administrator shall not cause the Plan or the Trust Fund to engage in a prohibited transaction, as defined in
Section 406 of ERISA, unless a statutory exemption exists, or unless the Plan Administrator has obtained an administrative exemption.

         8.11 PROCEDURES FOR DOMESTIC RELATIONS ORDER. If the Plan receives a Domestic Relations Order, the Plan Administrator shall promptly notify the Participant (or Former Participant) and any alternate payee [as defined in
Section 414(p) of the Code] of the receipt of such order and of the Plan's procedures for determining whether the Domestic Relations Order is a Qualified Domestic Relations Order. Within a reasonable period of time (as determined by the Secretary of the Treasury or the Secretary of Labor in regulations or announcements) after the receipt of the Domestic Relations Order, the Plan Administrator shall determine whether the order is a Qualified Domestic Relations Order and shall notify the Participant (or Former Participant) and each alternate payee of such determination. The Plan Administrator may request the assistance of counsel, including the Company's attorneys or submit the determination of the qualified status of a Domestic Relations Order be made by a court of competent jurisdiction.

              During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction or otherwise), the Plan Administrator shall segregate in a separate account within the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the Domestic Relations Order had been determined to be a Qualified Domestic Relations Order. If within 18 months the Domestic Relations Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (plus any earnings thereon) to the person or persons entitled thereto. If within 18 months it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order, or if the issue as to whether the Domestic Relations Order is a Qualified Domestic Relations Order has not been resolved, the Plan Administrator shall pay the segregated amounts (plus any earnings thereon) to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order made after the close of the 18-month period shall be applied prospectively only.

              To the extent the Plan Administrator acts in accordance with the provisions of this Section in treating a Domestic Relations Order as being (or not being) a Qualified Domestic Relations Order, the Plan's obligation to the Participant (or Former Participant) and to each alternate payee shall be discharged to the extent of any payment made pursuant to such order.

              Payments to an alternative payee required by a Qualified Domestic Relations Order may be made at such times or times as are specified by the terms of such Qualified Domestic Relations Order, and immediate lump sum payments at a time prior to the Participant's earliest retirement date are authorized to the extent expressly required by terms of the Qualified Domestic Relations Order.

                                   ARTICLE IX

                           AMENDMENT AND TERMINATION

         9.1 AMENDMENT. No part of the corpus or income of the Fund shall be used (a) for purposes other than for the exclusive benefit of Participants, Former Participants and Beneficiaries, or (b) to deprive any one of them of his or her interest in the Trust Fund, and (c) for defraying the proper expenses of administration. There shall be no reversion of funds to the Company except as expressly provided in Section 10.9 below. (The application of forfeitures or excess contributions to reduce the Company's Matching Contributions shall not be deemed a reversion.) Otherwise, the Plan may be amended at any time by the Board of Directors. The Board of Directors may give any amendment retroactive effect, although no amendment shall decrease any account balance or eliminate an optional form of benefit distribution.

              If the Plan's vesting schedule is amended or if the Plan is amended in any way that directly or indirectly affects the computation of the nonforfeitable percentage, each affected person with at least three Years of Service may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.

              The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of the following:

              (a) 60 days after the amendment is adopted;

              (b) 60 days after the amendment becomes effective; or

              (c) 60 days after written notice of the amendment is issued by the Administrator.

              An amendment to the Plan shall be evidenced by an instrument in writing signed by authorized officers of the Company, and shall be delivered to the Trustee.

         9.2 TERMINATION. The Board of Directors of the Company may terminate the Plan at any time. No further contributions shall be made after the effective date of the Plan's termination. The Trustee shall continue to act until the Trust Fund has been distributed according to the provisions of this document. The trust shall continue until the Trust Fund has been distributed in accordance with the terms and provisions of this document.

         9.3 RIGHTS OF PARTICIPANTS. When a termination or partial termination of the Plan occurs, or in the event of a complete discontinuance of contributions, the Company Contributions and Matching Contributions Accounts of each affected Participant shall become fully nonforfeitable.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1 GOVERNING LAW. This document shall be administered, construed and enforced in accordance with ERISA and, to the extent that ERISA has not preempted the laws of the State of Florida, in accordance with the laws of the State of Florida.

         10.2 NO SPECIFIC INTEREST. Nothing in this document shall be construed to give any Participant, Former Participant or Beneficiary any interest in the Trust Fund, other than the right to receive payment in accordance with the provisions of the Plan.

         10.3 ACTION BY BOARD OF DIRECTORS. Any action by the Board of Directors in connection with the Plan shall be evidenced by a resolution of the Board. If action in connection with the administration of the Plan must be taken by the Company or by the Plan Administrator, that action may be taken by persons designated by the Plan Administrator. The Trustee shall be fully protected by the Company in relying on instructions from the Plan Administrator or any other person designated by the Board of Directors.

         10.4 MERGER OR TRANSFER OF ASSETS. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant and Former Participant shall receive a benefit immediately after the merger, consolidation or transfer which is at least equal to the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan then terminated).

         10.5 CLAIMS PROCEDURE. If any Participant, Former Participant or Beneficiary ("claimant") desires to present a claim for benefits, that person may submit a detailed, written claim to any officer of the Company ("claim recipient"). The claim recipient shall refer the claim to the Plan Administrator within seven days, and the Plan Administrator shall act on the claim and respond in writing to the claimant within 90 days after receiving the claim. The written response shall be mailed by first class mail to the claimant's last known address. If the amount claimed under the Plan is denied, the written notification to the claimant shall state, in a manner calculated to be understood by the claimant, the specific reasons for the denial, the specific reference to Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary, and an explanation of the Plan's appeal procedure.

              A claimant may appeal the denial of the claim to the Administrator within 90 days after receipt by the claimant of written notification of denial of a claim. The Plan Administrator shall make its decision on the appeal not later than 60 days after the Plan Administrator receives the appeal, unless special circumstances (such as the need to hold a hearing) require an extension of time. In that case, a decision shall be made not later than 120 days after the Plan Administrator receives the appeal. The Plan Administrator shall notify the claimant of its decision in writing.

         10.6 APPEALS PROCEDURE. A claimant, his or her duly authorized representative, or either of them, may appeal a denied claim by requesting the Plan Administrator in writing to review its decision. The written request shall be mailed first class mail to the Plan Administrator at the address of the Company. The claimant, a duly authorized representative, or both, may request and shall be permitted to review pertinent documents and may submit issues and comments in writing to the Plan Administrator.

         10.7 PARTICIPANT'S RIGHTS. Each Participant shall have only the rights, privileges and benefits which are provided under this document. This Plan shall not (1) create any contract of employment with any Participant, (2) grant any Participant the right to continued employment with the Company, or
(3) limit the right of the Company, any Affiliated Employer or of both to terminate a Participant's employment.

         10.8 SHORT PLAN YEAR. If the Plan Year is changed, the number of Hours of Service described in this document shall be prorated for the short plan year which results. The proration shall be based on a fraction, the numerator of which is the number of months in the short plan year, and the denominator of which is 12. This fraction shall than be multiplied by the appropriate number of Hours of Service applicable for a 12-month Plan Year to determine the number of Hours of Service applicable for the short plan year.

         10.9 NO REVERSIONS. The corpus or income of the Trust Fund shall in no event revert to the Company. Notwithstanding the foregoing, any contribution made to the Plan by the Company may be returned to the Company if (1) the contribution was made by the Company by reason of a bona fide mistake of fact and is returned to the Company within one year of the date of contribution, or
(2) the contribution was conditioned on its deductibility under Section 404 of the Code and the Company's deduction for the contribution is disallowed, and the contribution (to the extent disallowed) is be returned to the Company within one year of the disallowance of the deduction.

         10.10 INALIENABILITY OF BENEFITS. No benefit or interest available from the Plan will be subject to assignment or alienation, either voluntary or involuntary. However, this provision does not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant or Former Participant pursuant to a Qualified Domestic Relations Order, or to any Domestic Relations Order entered before January 1, 1985.

         10.11 CONTINUATION OF PLAN BY SUCCESSOR EMPLOYER. If the Company is reorganized by way of merger or consolidation, and another corporation succeeds to all or substantially all of the business, the successor corporation shall be substituted for the Company under this document by adopting the Plan and becoming a party to the trust agreement. If the successor corporation has elected not to become a party to the Plan within 90 days following the effective date of reorganization, or if the Company adopts a plan of complete liquidation other than in connection with a reorganization, the Plan shall be terminated with respect to Employees of the Company as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of the plan of complete liquidation, as the case may be.

         10.12 USERRA REQUIREMENTS FOR REEMPLOYED VETERANS. This Plan shall comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act (USERRA) and Section 414(u) of the Code, including the following:

              (a) An Employee reemployed under USERRA shall be treated as not having incurred a One-Year Break in Service with the Company by reason of such Employee's Qualified Military Service.

              (b) Each period of Qualified Military Service served by an Employee is, upon reemployment, deemed to constitute service with the Company for purposes of vesting and the accrual of benefits under the Plan.

              (c) An Employee reemployed under USERRA is entitled to accrued benefits that are contingent on the making of, or derived from, Elective Contributions during a period of Qualified Military Service only to the extent the Employee makes payment to the Plan with respect to such Elective Contributions; provided, however, that no such payment may exceed the amount the Employee would have been permitted or required to contribute during the period had the Employee remained continuously employed by the Company throughout the period of Qualified Military Service. Any payment to the Plan under this Subsection (c) shall be made during the period beginning with the date of reemployment and whose duration is 3 times the period of the Qualified Military Service (but not greater than 5 years), but shall be deemed to have been made to the Plan during a Plan Year included in the period of the Employee's Qualified Military Service.

                                   ARTICLE XI

                            PARTICIPATING EMPLOYERS

         11.1 ADOPTION BY OTHER EMPLOYERS. With the consent of the Company, any Affiliated Employer may adopt this Plan and all the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent of such Participating Employer.

         11.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS.

              (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

              (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Company or Participating Employer who contributed such assets.

              (c) Any expenses of the Trust which are to be paid by the Company or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total Account balances standing to the credit of all Participants employed by such Employer bears to the total Account balances standing to the credit of all Participants.

         11.3 DESIGNATION OF AGENT. With respect to all of its relations with the Trustee and Plan Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Company as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Company" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

         11.4 EMPLOYEE TRANSFERS. In the event that an Employee may be transferred between Participating Employers, the Employee involved shall carry with him his accumulated Years of Service. No such transfer shall be considered a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon assume all obligation under this Plan with respect to such Employee.

         11.5 PARTICIPATING EMPLOYER'S CONTRIBUTION. Any contribution subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Plan Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer.

         11.6 DISCONTINUANCE OF PARTICIPATION. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereto and of any applicable conditions imposed shall be delivered to the Plan Administrator or Trustee. The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees provided. However, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits." If no successor Trustee is designated, the Trustee shall retain such assets for the Employees of said Participating Employer. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

         11.7 PLAN ADMINISTRATOR'S AUTHORITY. The Plan Administrator shall have authority to made any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this
Article XI.

                                  ARTICLE XII

                              TOP HEAVY PROVISIONS

         12.1 DETERMINATION OF TOP HEAVY STATUS. The Plan will be considered to be "top heavy" for a Plan Year if the sum of (i) the cumulative present value of the Accrued Benefits of Key Employees (excluding former Key Employees) in all defined benefit plans comprising the Aggregation Group, and (ii) the aggregate of the Account Balances of Key Employees (excluding Former Key Employees) in all defined contribution plans comprising the Aggregation Group, determined as of the Determination Date for the Plan Year, exceeds 60 percent of such sums for all Employees. Notwithstanding the foregoing, if a Permissive Aggregation Group is top heavy, the provisions of Section 12.2 shall apply only to the qualified plans comprising the Required Aggregation Group.

              The Account Balances and Accrued Benefits of a Former Participant who has not performed any services for the Employer during the five-year period ending on the Determination Date will be disregarded. However, should such person later become a Participant, the Account Balance and Accrued Benefit shall be recognized for purposes of determining the Plan's top-heavy status unless the prior sentence applies.

         12.2 CONSEQUENCES OF TOP HEAVY STATUS.

              (a) Benefits. If the Plan is top heavy for any Plan Year pursuant to Section 12.1, the minimum allocation for each Participant shall be equal to at least 3 percent of such Participant's Annual Compensation during the Plan Year. However, if during such Plan Year the highest amount allocated to the accounts of any Key Employee (other than Rollover Contributions allocated pursuant to Section 3.4) is less than 3 percent of such person's Annual Compensation, the allocation to the account of a Participant who is not a Key Employee shall be the same percentage as that allocated to the accounts of the Key Employee whose allocation for the Plan Year, stated as a percentage of Annual Compensation, was the highest, including any Elective Contributions made by Key Employees in determining the contributions made on behalf of Key Employees for this purpose.

              The foregoing allocation requirements shall apply only to a Participant who

              (1) is a Participant in the Plan during the Plan Year it is top heavy,

              (2) has not separated from service by the last day of the Plan
         Year,

              (3) is not a Key Employee, and

              (4) participates only in this defined contribution plan.

              No such allocation shall be required under this Plan for any Participant who participates in another defined contribution plan subject to Code Section 412 included with this Plan in an Aggregation Group and for whom a contribution of at least three percent (3%) is made under such other defined contribution plan.

              Non-key Employees who have become Participants but who have subsequently failed to complete at least 1,000 Hours of Service for a Plan Year must receive the defined contribution minimum. A Non-key Employee may not fail to receive a defined contribution minimum because either (1) the Employee is excluded from participation (or accrues no benefit) merely because the Employee's compensation is less than a stated amount, or (2) the Employee is excluded from participation (or accrues no benefit) merely because of a failure to make mandatory employee contributions or, in the case of a cash or deferred arrangement, Elective Contributions.

         12.3 DEFINITIONS. The following definitions shall apply only to this
Article XII:

              (a) Account Balance. Account Balance means the sum of (i) the Participant's account balance in a defined contribution plan as of the most recent Valuation Date which ends with or within the Determination Date, and
(ii) an adjustment for contributions due on behalf of the Participant as of the Determination Date, as more fully described in the regulations to Section 416 of the Code.

              (b) Aggregation Group. Aggregation Group means the Required Aggregation Group or the Permissive Aggregation Group, as determined by the Administrator.

              (c) Annual Compensation. For purposes of this Article XII, Annual Compensation means the amount determined under Section 1.415-2(d) of the Internal Revenue Service regulations [subject to the annual limitations set forth in Section 1.4]. However, for purposes of this Article, Annual Compensation shall not include Compensation before December 31, 1983, or Compensation in Plan Years after the close of the last Plan Year in which the Plan is top heavy.

              (d) Determination Date. Determination Date means the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

              (e) Key Employee. Key Employee means any Participant or Former Participant, (and the Beneficiaries of either), who at any time during the determination period was (1) one of the 10 Employees with annual Compensation greater than the limit then in effect under Section 415(c)(1)(A) of the Code who own or may be considered to own (within the meaning of Section 318 of the Code) the largest interests in the Company, (2) a 5 percent owner of the Company, (3) a 1 percent owner of the Company who receives annual Compensation from the Company of more than $150,000, or (4) an officer of the Company having annual Compensation from the Company for the Plan Year greater than fifty percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year. For purposes of this subparagraph (e), the "determination period" is the Plan Year containing the Determination Date, and the four preceding Plan Years. For purposes of clause (1), only those Employees who hold at least a one-half percent (0.5%) interest in the Company will be considered, and if two Employees have the same ownership interest in the Company, the Employee having the greater annual Compensation shall be treated as having the larger interest.

              The determination of who is a Key Employee will be made in accordance with Section 416(i) of the Code and the regulations thereunder.

              (f) Non-key Employee. Non-key employee means any Employee who is not a Key Employee.

              (g) Permissive Aggregation Group. Permissive Aggregation Group means the Required Aggregation Group, and one or more other the qualified plans maintained by the Company which, together with the Required Aggregation Group, satisfy the provisions of Section 401(a)(4) and Section 410 of the Code.

              (h) Present Value of the Accrued Benefit. Present Value of the Accrued Benefit means the value of a Participant's benefit under a defined benefit plan, determined as of the most recent Valuation Date within the 12-month period ending on the Determination Date, and determined as if the Participant terminated service at that Valuation Date. Notwithstanding the foregoing, during a Plan's first Plan Year, the value shall be determined as if the Participant terminated service as of the Determination Date, or as if the Participant terminated service as of the valuation date, but taking into account the estimated accrued benefit as of the Determination Date, and using the accrual rate specified in the plan. The Valuation Date shall be the valuation date used for computing costs for purposes of the minimum funding provisions of the Code. The actuarial assumptions used under this subparagraph
(h) shall be reasonable, as determined by the enrolled actuary.

              (i) Required Aggregation Group. Required Aggregation Group means
(1) any qualified plan maintained by the Employer in which a Key Employee participates (whether or not terminated), and (2) any other plan maintained by the Employer which enables any qualified plan in which a Key Employee participates to satisfy the provisions of Section 401(a)(4) or Section 410 of the Code.

         12.4 MISCELLANEOUS. For purposes of this Article XII, the determination of the Present Value of the Accrued Benefit and the Account Balance shall include any voluntary and mandatory contributions (excluding voluntary deductible contributions, if otherwise permitted), and distributions to the Participant and the Beneficiary made within the Plan Year which includes the Determination Date, as well as within the four preceding Plan Years. Rollovers and plan-to-plan transfers which are not initiated by the Participant or which are made to a plan maintained by the Company shall be counted by the receiving plan in determining the Present Value of the Accrued Benefit and the Account Balance. Rollovers and plan-to-plan transfers which are initiated by the Participant and which are transferred to another company's plan shall be counted by the distributing plan when determining the Present Value of the Accrued Benefit and the Account Balance. (These latter amounts shall also be counted by the receiving plan only if accepted prior to January 1, 1984.)

         12.5 SUPER TOP HEAVY. The Plan will be considered to be "super top heavy" for a Plan Year if the sum of (i) the cumulative Present Value of the Accrued Benefit of Key Employees (excluding former Key Employees) in all defined benefit plans comprising the Aggregation Group, and (ii) the aggregate of the Account Balances of Key Employees (excluding former Key Employees) in all defined contribution plans comprising the Aggregation Group, exceeds 90 percent of such sums for all participants.

         12.6 CONSEQUENCES OF SUPER TOP HEAVY STATUS. If the Plan is super top heavy for any Plan Year, the provisions of Section 12.2(a) shall apply. In addition, the dollar limitation in Section 3.11 shall be multiplied by 1.0, rather than 1.25 (as indicated in such section) for such Plan Year. However, the preceding provision shall apply only if a Key Employee is participating in both a defined benefit plan and a defined contribution plan maintained by the Company.

                                  ARTICLE XIII

                         SPECIAL LIMITATIONS APPLICABLE
              TO ELECTIVE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS

              INTRODUCTION. The purpose of this Article XIII is to comply with the special non-discrimination rules applicable to Elective Contributions and Matching Contributions contained in Sections 401(k)(3) and 401(m) of the Code and the Treasury Regulations published thereunder.

         13.1 DEFINITIONS. For purposes of this Article XIII only, the following terms shall have the meanings set forth below:

              (a) "Actual Deferral Percentage" shall mean for any group of Eligible Employees, the average of the Actual Deferral Ratios for each Eligible Employee in the group for the Plan Year.

              (b) "Actual Deferral Ratio" shall mean the ratio for an Eligible Employee for the Plan Year of: (i) the Eligible Employee's Elective Contributions for the Plan Year, plus any Company Contributions made to the Plan on behalf of the Eligible Employee for the Plan Year which constitute "qualifying nonelective contributions" within the meaning of Treasury Regulation Section 1.401(k)-1(g)(7), to (ii) the Eligible Employee's Compensation for the Plan Year.

              (c) For purposes of Article XIII, "Compensation" shall mean an Eligible Employee's Annual Compensation for the Plan Year (regardless of whether the Employee was eligible to participate in the Plan for the entire Plan Year), subject to the limitation described in the second paragraph of
Section 1.4. Compensation may, at the Plan Administrator's option, include or exclude the amount of the Eligible Employee's Elective Contributions for the Plan Year.

              (d) For purposes of Article XIII, "Contribution Percentage" shall mean, for any group of Eligible Employees, the average of the following ratio (the "Contribution Ratio") for each Eligible Employee in the group for the Plan Year under consideration: (i) the Matching Contributions made on behalf of the Eligible Employee during such Plan Year pursuant to Section 3.2, over (ii) the Compensation of the Eligible Employee for the Plan Year.

              (e) "Eligible Employee" shall mean any Employee who has satisfied the eligibility requirements to participate in this Plan, whether or not the Employee has entered into a wage or salary deferral agreement pursuant to
Section 3.3.

              (f) "Excess Contributions" shall mean that portion of each Highly Compensated Employee's total Elective Contributions for a Plan Year which exceeds the amount determined by multiplying such Highly Compensated Employee's Compensation for the Plan Year by the Highly Compensated Employee's adjusted Actual Deferral Ratio, as determined pursuant to Section 401(k)(8) of the Code, Treasury Regulations 1.401(k)-1(f)(2) or any successor regulation, and the following sentence. The adjustments which shall be made to the Actual Deferral Ratio of each Highly Compensated Employee for a Plan Year in which the limits in Section 13.2 are not satisfied shall be determined by successively reducing the Elective Contributions of the Highly Compensated Employee with the highest Actual Deferral Ratio for the Plan Year to the extent required to either

              (1) enable the Actual Deferral Percentage of all eligible Highly Compensated Employees, as a group, for the Plan Year to satisfy the Actual Deferral Percentage test of Section 13.2, or

              (2) reduce such Highly Compensated Employee's Actual Deferral Ratio for the Plan Year to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio, and repeating for each Highly Compensated Employee (or Employees), in the order of their Actual Deferral Ratios for the Plan Year, until the Actual Deferral Percentage test set forth in Section 12.2 is satisfied.

              The Plan's total Excess Contributions for the Plan Year, which shall be equal to the sum of the amounts (if any) determined for each Highly Compensated Employee for the Plan Year under the preceding paragraph, shall be distributed to the Highly Compensated Employees in the manner set forth in
Section 13.3.

              (g) "Excess Matching Contributions" shall mean, for each Highly Compensated Employee, the sum of the Highly Compensated Employee's Matching Contributions for a Plan Year minus the product obtained by multiplying such Highly Compensated Employee's Compensation for the Plan Year by the Highly Compensated Employee's adjusted Contribution Ratio, as determined pursuant to the following sentence (and Treasury Regulation 1.401(m))-1(e)(2)). The adjustments which shall be made to the Contribution Ratio of each Highly Compensated Employee for a Plan Year in which the limit in Section 12.4(a) is not satisfied shall be determined by successively reducing the Contribution Ratio of the Highly Compensated Employee with the highest Matching Contributions for the Plan Year to the extent required to either

              (1) enable the average of the Contribution Ratios of all eligible Highly Compensated Employees, as a group, for the Plan Year to satisfy limits set forth in Section 13.4(a), or

              (2) reduce such Highly Compensated Employee's Contribution Ratio for the Plan Year to equal the Contribution Ratio of the Highly Compensated Employee with the next highest Contribution Ratio for the Plan Year, and repeating for each Highly Compensated Employee (or Employees), in the order of their Contribution Ratios for the Plan Year, until the limit set forth in
Section 13.4(a) is satisfied.

              (j) "Matching Contributions" shall mean any contributions made by the Company pursuant to Section 3.2 above.

              (k) For purposes of Sections 13.2 and 13.4, all Elective Contributions under Section 401(k) of the Code and Matching Contributions made on behalf of an Eligible Employee to another qualified plan maintained by the Company (or any Employer) shall be considered to be Elective Contributions and Matching Contributions, respectively, made to this Plan, if (i) the Company has elected or is required to aggregate such other qualified plan with this Plan for purposes of Sections 401(a)(4) or 410(b) of the Code, or (ii) any Highly Compensated Employee who is an Eligible Employee in this Plan is also eligible to participate in such other qualified plan.

              (1) For the 1997 Plan Year, the limits set forth in Sections 13.2, 13.4 and 13.5 shall be applied by using current Plan Year data for Non-Highly Compensated Employees instead of prior Plan Year data.

         13.2 ACTUAL DEFERRAL PERCENTAGE LIMITATION. For any Plan Year, the Elective Contributions made on behalf of Highly Compensated Employees shall be limited so that the Actual Deferral Percentage for Highly Compensated Employees may not exceed the greater of the limits set forth in (a) or (b) below:

              (a) One hundred twenty-five percent (125%) of the Actual Deferral Percentage for Non-Highly Compensated Employees for the prior Plan Year.

              (b) The lesser of (i) Two hundred percent (200%) of the Actual Deferral Percentage for Non-Highly Compensated Employees or (ii) the Actual Deferral Percentage for Non-Highly Compensated Employees for the prior Plan Year plus two (2) percentage points.

         13.3 CORRECTIVE DISTRIBUTIONS.

              (a) If, at or after the end of a Plan Year, the Plan Administrator determines that the Actual Deferral Percentage of the Highly Compensated Employees for the Plan Year exceeded both of the limits set forth in Section 13.2, notwithstanding any corrective actions taken by the Plan Administrator during the Plan Year, including designating all or a portion of the contributions for the Plan Year under Sections 3.1 and/or 3.2 as qualified non-elective contributions or qualified matching contributions, respectively, then the Plan Administrator shall determine each Highly Compensated Employee's Excess Contributions for the Plan Year and distribute such Excess Contributions, together with the amount of trust income allocable to such Excess Contributions, determined in accordance with paragraph (b) below, no later than 2-1/2 months after the end of the Plan Year.

              The portion of each Highly Compensated Employee's Elective Contributions for the Plan Year that is to be distributed under this Section shall be calculated in the following manner. The Elective Contributions made by the Highly Compensated Employee or Employees with the highest dollar amount of Elective Contributions for the Plan Year shall be reduced by that dollar amount required to cause such Highly Compensated Employee's Elective Contributions to equal the Elective Contributions made by the Highly Compensated Employee or Employees with the next highest dollar amount of Elective Contributions for the Plan Year. The amount of this reduction shall then be distributed to the Highly Compensated Employee (or Employees) with the highest Elective Contributions. However, if this amount, when added to any dollar amounts already distributed under this paragraph, would exceed the Plan's total Excess Contributions for the Plan Year, the amount to be distributed shall instead be to such lesser amount as may be necessary to cause only the amount of the Plan's total Excess Contributions to be distributed. If the total amount distributed pursuant to this paragraph is less than the Plan's total Excess Contributions for the Plan Year, this reduction shall be repeated, until the Plan's total Excess Contributions for the Plan Year have been distributed.

              In addition, the portion of any Highly Compensated Employee's Matching Contributions for a Plan Year which are attributable to Elective Contributions distributed as Excess Contributions under the preceding paragraph shall be forfeited.

              (b) Any corrective distribution to a Highly Compensated Employee for a Plan Year shall include any income (or loss) allocable thereto for the Plan Year. The allocable income (or loss) for the Plan Year may, at the Plan Administrator's option, be determined by multiplying the total income (or loss) allocable to the Highly Compensated Employee's Deferral Account for the Plan Year by a fraction, the numerator being the Employee's share of the Plan's Excess Contributions for the Plan Year and the denominator being the total balance credited to the Employee's Deferral Account as of the end of the Plan Year, reduced by any income thereof (and increased by any loss thereon) for the Plan Year.

         13.4 DISCRIMINATION TEST WITH RESPECT TO MATCHING CONTRIBUTIONS.

              (a) For each Plan Year in which Matching Contributions have been made to the Plan under Sections 3.2(a), the Plan Administrator shall act to limit the Contribution Percentage for the Highly Compensated Employees as a group to the greater of:

              (1) 125% of the average Contribution Percentage for Non-Highly Compensated Employees, as a group for the prior Plan Year; or

              (2) 200% of the average Contribution Percentage for Non-Highly Employees for the prior Plan Year, provided that the excess of the average Contribution Percentage of Highly Compensated Employees over the Contribution Percentage for Non-Highly Compensated Employees for the prior Plan Year is not more than 2 percentage points.

              (b) In the event that, for any Plan Year, the average Contribution Percentage for the Highly Compensated Employees as a group exceeds the above limits, then, as soon as practicable after the close of the Plan Year, the Plan Administrator shall (i) determine the portion of the Matching Contributions allocated to each Highly Compensated Employee which constitute that Highly Compensated Employee's respective share of the Excess Matching Contributions for the Plan Year, (ii) notify each such Highly Compensated Employee of such reduction, and (iii) distribute the amount of such reduction in Matching Contributions to the Highly Compensated Employee, to the extent permitted under Code Section 401(m) and any Treasury Regulations adopted thereunder.

         13.5 MULTIPLE USE OF ALTERNATE LIMITS. The sum of the Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees, as a group, for any Plan Year shall not (after any corrective action taken pursuant to Sections 13.3, 13.4(b) or 13.6 below) exceed the sum of:

              (a) 125 percent of the lesser of (A) the Actual Deferral Percentage for the Non-Highly Compensated Employees for the prior Plan Year, or (B) the Contribution Percentage for the Non-Highly Compensated Employees for the prior Plan Year, and

              (b) Two (2) percent plus the greater of the amounts specified in
         (1)(A) or (1)(B) above, but not in excess of 200% of the lesser of
         (1)(A) or (1)(B).

If such limit is exceeded for any Plan Year, the Contribution Percentage for Highly Compensated Employees for the Plan Year shall be corrected in a manner consistent with Section 13.4(b) above and consistent with the requirements of Treasury Regulation ss.1.401(m)-2, or any successor regulation then in effect.

         13.6 CORRECTION OF EXCESS DEFERRALS. In the event that a Participant has, during a single calendar year, made Elective Contributions to the Plan which, when aggregated with all other Elective Deferrals made by or on behalf of the Participant during such calendar year under any plan of any employer, exceed the annual limit described in Section 3.3(f), the Participant may request a corrective distribution from the Plan by filing a written statement with the Plan Administrator on or before the first day of March of the next calendar year. Such written notice shall:

              (a) state that the Participant has had Elective Deferrals made on his or her behalf for the calendar year in excess of the maximum permitted annual amount;

              (b) specify the total amount of such excess Elective Deferrals;
         and

              (c) specify the amount of the portion of such total excess Elective Deferrals, not in excess of the sum of the Participant's Elective Contributions under this Plan for the calendar year, which the Participant will allocate to this Plan.

              If the Plan Administrator receives such a notice, in proper form, from the Participant on or before March 1st of the succeeding calendar year, the Plan shall distribute to the affected Participant the amount of excess Elective Contributions designated in such notice as allocated to the Plan, plus any earnings attributable thereto, no later than April 15 of such succeeding calendar year. Such distribution may be made without regard to any other provisions of this Plan.

              A Participant will be deemed to have provided the Plan Administrator with a notice under this Section 13.6 if the Participant has made Elective Deferrals in excess of the amount permitted under Section 3.3(f) for the calendar year, calculated by taking into account Elective Deferrals made under this Plan or any other plans maintained by the Company or an Affiliated Employer. The Plan Administrator may then direct the Trustee to distribute that amount from the Participant's Deferral Account necessary to eliminate the excess Elective Deferral, plus any earnings attributable thereto, no later than April 15 of the succeeding year. Such distribution may be made without regard to other provisions of this Plan.

              IN WITNESS WHEREOF, Danka Corporation has caused this document to be executed by its authorized officer on this _____ day of _______________, 1997, to be effective as of January 1, 1997, except as otherwise stated herein.


                                         COMPANY:

                                         DANKA CORPORATION



                                         By: /s/ David C. Sell
                                         --------------------------------
                                         David C. Sell
                                         Title:



                                     -45

                                   APPENDIX A

                         LIST OF PREDECESSOR EMPLOYERS

              For purposes of vesting and eligibility, any Eligible Employee who was employed by one of the following Predecessor Employers immediately prior to the time he or she became an Employee of the Company will be given credit for all service completed with such Predecessor Employer prior to the effective date of the acquisition:

Leslie Supply Company                                     Kodak Imaging Services, Inc.
Office Imaging and CES Divisions of Eastman Kodak Co.     Garden State Business Machine, Inc.

                                   APPENDIX B

                    GRANDFATHERED OPTIONAL FORMS OF BENEFIT

              Subject to the consent requirements of Section 6.7, all Employees who first became Participants in the Plan prior to January 1, 1997, shall be entitled to elect to receive their benefits from the Plan in one of the following optional forms of benefit provided under the terms of prior restated documents for the Plan:

              1. Life Annuity Option - Under this option, the Participant will receive monthly benefit payments for as long as the Participant lives. No death benefits are payable after Participant's death. If the Participant is married and elect this option, the consent of the Participant's spouse is required.

              2. Contingent Beneficiary Option - Under this option, the Participant will receive monthly benefit payments for as long as the Participant lives. When the Participant dies, the Participant's beneficiary will receive 100%, 66-2/3%, or 50% (the Participant chooses the percent) of the monthly amount that was being paid to the Participant. If the Participant is married and elects this option, the consent of the Participant's spouse is required.

              3. Life Annuity with Payments Certain Option - Under this option, the Participant will receive monthly benefit payments for as long as the Participant lives. If the Participant dies before receiving 60 or 120 monthly payments (the Participant chooses the number), the Participant's beneficiary will receive the remainder of the payments. If the Participant is married and elects this option, the consent of the Participant's spouse is required.

              4. Full Cash Refund Option - Under this option, the Participant will receive monthly payments for as long as the Participant lives. When the Participant dies, the Participant's beneficiary will receive a lump sum payment equal to the amount remaining from the purchase of this benefit. If the Participant is married and elects this option, the consent of the Participant's spouse is required.

              5. Joint and Survivor Annuity Option - Under this option, the Participant and Participant's beneficiary will receive monthly benefit payments. When either Participant or Participant's beneficiary dies, the survivor will continue to receive 100%, 66-2/3%, or 50% (the Participant chooses the percent) of the monthly amount that was being paid to the Participant and Participant's beneficiary for life. If the Participant is married and elects this option, the consent of the Participant's spouse is required.

                             FIRST AMENDMENT TO THE
                  DANKA CORPORATION 401(k) PROFIT SHARING PLAN

                  Danka Office Imaging Company (the "Company") hereby amends the Danka Corporation 401(k) Profit Sharing Plan, as amended and restated effective January 1, 1997 (the "Plan"), in the following respects, effective as of January 1, 1997 (except where otherwise stated), in order to make certain revisions to the Plan document requested by the Internal Revenue Service as conditions to the issuance of a favorable determination letter on the tax-qualified status of the Plan, as restated:

         1. Section 1.20, defining the term "Highly Compensated Employee," is amended to read as follows:

                  1.20 "Highly Compensated Employee" shall mean any Employee who was (i) a "5 percent owner" of the Company at any time during the Plan Year for which the determination is being made (the "Determination Year") or the 12-month period immediately preceding such Determination Year (the "Look-back Year"), or (ii) received
         Section 415 Compensation [as defined in Code Section 415(c)(3) and
         Section 3.9 below] in excess of $80,000 from the Company during the Look-back Year. For this purpose, the Company and all Affiliated Employers [as defined in Section 1.2 above] shall be treated as a single employer.

         2. Section 3.10 of the Plan, entitled "Excess Contributions," is amended by replacing the phrase "...due to a reasonable error in estimating the Participant's earnings or due to the allocation of forfeitures," with the following:

                  "...due to the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, or a reasonable error in determining the amount of Elective Deferrals [within the meaning of Section 402(g)(3) of the Code]..."

         3. Section 5.1 of the Plan, entitled "Investment of Funds," is amended by adding the following sentence to the end of such section:

                  The Trustee and the Plan Administrator shall cause the assets of the Trust Fund to be valued at least annually, as of the last day of each Plan Year, at their fair market value.

         4. Section 5.5 of the Plan, entitled "Loans," is amended by adding the following new sentence at the end of subsection 5.5(f):

                  Notwithstanding the foregoing, a married Participant's interest in his or her Accounts may not be used as collateral for the loan unless the Participant's spouse consents in writing to the use of the Participant's Accounts as security for the loan within the 90-day period ending on the date on which the loan is to be secured.

         5. Section 6.13, "In-Service Withdrawals," is amended by inserting "Rollover Account, if any," into subsection 6.13(a) immediately after the phrase "Deferral Account." Section 6.13 is further amended by replacing the first two references to "Deferral Account" in subsection 6.13(b) with the phrase "Deferral Account and Rollover Account, if any." This shall apply for withdrawals made on or after October 14, 1998.

         6. Section 7.4 of the Plan, entitled "Spousal Annuities," is amended by adding the following to the end of subsection 7.4(d):

                  The Participant and spouse may waive the spousal annuity on or after the first day of the Plan Year in which the Participant attains age 35. The waiver and spousal consent shall identify in writing the specific nonspouse beneficiary (including any class of beneficiaries or contingent beneficiaries), which designated beneficiary may not be modified (except back to the spousal annuity) without further spousal consent. If a Participant separates from his or her employment before the Plan Year in which he or she attains age 35, this waiver may be made on or after the date of separation. A Participant who has elected to waive the qualified preretirement survivor annuity with spousal consent may revoke this waiver at any time, and any number of times, during the period between the first day of the Plan Year in which he or she attains age 35 and the date of death.

         7. Section 9.1 of the Plan is amended by replacing the phrase "...except as expressly provided in the Agreement of Trust" in the second sentence thereof with "except as expressly provided in Section 10.9 below."

         8. Section 10.9 of the Plan is deleted and replaced by the following new Section 10.9:

                  10.9 No Reversions. The corpus or income of the Trust Fund shall in no event revert to the Company. Notwithstanding the foregoing, any contribution made to the Plan by the Company may be returned to the Company if (1) the contribution was made by the Company by reason of a bona fide mistake of fact and is returned to the Company within one year of the date of contribution, or (2) the contribution was conditioned on its deductibility under Section 404 of the Code and the Company's deduction for the contribution is disallowed, and the contribution (to the extent disallowed) is be returned to the Company within one year of the disallowance of the deduction.

         9. Section 12.2(a) is amended by restating the second and third sentences of subsection (a) as follows:

         However, if during such Plan Year the highest amount allocated to the accounts of any Key Employee (other than Rollover Contributions allocated pursuant to Section 3.4) is less than 3 percent of such person's Annual Compensation, the allocation to the account of a Participant who is not a Key Employee shall be the same percentage as that allocated to the accounts of the Key Employee whose allocation for the Plan Year, stated as a percentage of Annual Compensation, was the highest, including any Elective Contributions made by Key Employees in determining the contributions made on behalf of Key Employees for this purpose.

         10. In all other respects, the provisions of the Plan, as amended and restated effective January 1, 1997, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer, effective as of January 1, 1999.


                                            DANKA OFFICE IMAGING COMPANY


                                            By: _______________________________

                                                Title: ________________________

                            SECOND AMENDMENT TO THE
                        DANKA 401(k) PROFIT SHARING PLAN

                  Danka Office Imaging Company (the "Company") hereby amends the Danka 401(k) Profit Sharing Plan, as amended and restated effective January 1, 1997 (the "Plan"), in the following respects.

         1. Section 1.8, defining the term "Company," is amended effective as of March 31, 1997, to read as follows:

                  1.8 "Company" means Danka Office Imaging Company or any other U.S. subsidiary of Danka Business Systems, PLC which shall adopt the Plan.

         2. Section 1.31, defining the term "Plan," is amended to read as follows:

                  1.31. "Plan" means this Danka 401(k) Profit Sharing Plan established by the Company, as it may be amended from time to time.

All other references in the text of the Plan to the name of the Plan shall be revised accordingly.

         3. Section 3.2 of the Plan, entitled "Matching Contributions," is amended by replacing subsection (b) with the following:

                  (b) For Plan Years beginning after December 31, 1996, 100 percent of the Elective Contributions made by the Participant, up to the first 3 percent of the Participant's Annual Compensation, plus an additional 50 percent of any Elective Contributions in excess of 3 percent of the Participant's Annual Compensation, up to a maximum total Matching Contribution of 4.5 percent of Annual Compensation.

                  (c) No matching contributions shall be made for a Participant for periods beginning after January 31, 1999, and ending before October 19, 1999, except as follows. Retroactive matching contributions will be made on behalf of each Participant after October 18, 1999, with respect to the Elective Contributions made by the Participant between January 31 and October 18, 1999. The matching contributions shall be calculated in the manner described in paragraph
         (b), but shall be made in the form of American Depositary Receipts representing ordinary shares of Danka Business Systems PLC.

         4. Section 3.2 is further amended by adding the following new sentence to the end thereof:

         Unless the Company determines otherwise, all Matching Contributions made to the Trust Fund after October 18, 1999 will be made in the form of American Depositary Receipts representing ordinary shares of the stock of Danka Business Systems PLC, and will be added to the Danka Stock Fund described in Section 5.2(h).

         5. Section 5.5 of the Plan, entitled "Loans," is amended, effective on and after September 20, 1999, by adding the following new paragraph to the end of Subsection 5.1(j):

         Notwithstanding the preceding paragraph, if a Participant's employment with the Company terminates solely as a result of the sale of his or her division or other business unit to another employer, the Plan need not accelerate repayment of the loan if the following three conditions are met:

                  1. the Participant becomes a participant in a qualified
                     retirement plan of the successor employer;

                  2. the Participant's Account balance will be transferred to such other plan through a direct rollover or plan-to-plan transfer; and

                  3. the Participant loan will be transferred to the other plan as part of such transfer.

         6. In all other respects, the provisions of the Plan, as amended and restated effective January 1, 1997, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed by its duly authorized officer on this 27 day of October, 1999.


                                            DANKA OFFICE IMAGING COMPANY


                                            By: _______________________________

                                                Title: ________________________